UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 14a-12

Aveanna Healthcare Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 10, 2023
Time:	9:30 a.m., Eastern Time
Place:	Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway, Atlanta, GA 30339

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 10, 2023 beginning at 9:30 a.m., Eastern Time. The Meeting will be held in person at the Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway, Atlanta, GA 30339. At the Meeting, we will ask you:

Proposals:

1.

To elect the three Class II director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2026 Annual Meeting of the Company’s stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023.

3.	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement (“say on pay” vote).

4.

To approve an amendment to our second amended and restated certificate of incorporation (the “Charter”), in the form set forth on Appendix A attached to the accompanying Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock at any time prior to December 29, 2023, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

5.	To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our Proxy Statement and 2022 Annual Report. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2022 Annual Report and proxy card. The Notice, Proxy Statement and form of proxy are being distributed and made available on the Internet on or about March 31, 2023.

Who can vote:	Stockholders of record at the close of business on March 13, 2023 (the “Record Date”).

How you can vote:

Stockholders may vote their shares (1) at the Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 866-460-4193 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING” of this Proxy Statement or on the proxy card. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:

Stockholders of record as of the Record Date, or their duly appointed proxies, and our invited guests are permitted to attend the Meeting. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport.

If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, then we ask that you vote by proxy for the Meeting. If your shares are registered in the name of a bank, brokerage firm or other nominee, and you plan to attend the Meeting, then please bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley Chairman
March 31, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2023:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2022 Annual Report to Stockholders are available free of charge at www.proxydocs.com/AVAH

i

Preliminary Proxy Statement - Subject to Completion, dated March 17, 2023

Aveanna Healthcare Holdings Inc.

400 Interstate North Parkway SE

Atlanta, Georgia 30339

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on May 10, 2023

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND

THE ANNUAL MEETING

Q:	What is this document?

A:

This document is the Proxy Statement of Aveanna Healthcare Holdings Inc. that is being made available to its stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting of stockholders to be held on Wednesday, May 10, 2023 at 9:30 a.m. Eastern Time at the Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway, Atlanta, GA 30339.

A proxy card is also being furnished with this document if you requested printed copies of the proxy materials.

We refer to Aveanna Healthcare Holdings Inc. throughout this Proxy Statement as “we,” “us,” “our,” the “Company” or “Aveanna.”

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders of record March 13, 2023, the record date for the Meeting (the “Record Date”), will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is April 28, 2023 at 5:00 p.m., Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	Why am I receiving these materials?

A:

You are receiving this document because you were one of our stockholders on March 13, 2023, the Record Date for the Meeting. We are soliciting your proxy (i.e., your authorization) to vote your shares of Aveanna common stock upon certain matters at the Meeting, as described in this Proxy Statement. We began mailing the Notice on or about March 31, 2023.

Q:	Who may vote at the Meeting?

A:

We have fixed the close of business on March 13, 2023, as the Record Date for determining who is entitled to vote at the Meeting. As of that date, there were 188,859,165 shares of our common stock, par value $0.01 per share (the “common stock”), outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on the Record Date on all matters properly presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals to be considered and voted on at the Meeting:

(1)

To elect the three Class II director nominees identified in this Proxy Statement to the Board of Directors of the Company (the “Board of Directors” or the “Board”), each to serve a three-year term expiring at the later of the 2026 Annual Meeting of the Company’s stockholders (the “2026 Annual Meeting”) or until his or her successor being elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023;

(3)	To approve, on an advisory, non-binding, basis, the compensation paid to our Named Executive Officers identified in this Proxy Statement (“say on pay” vote); and

(4)

To approve an amendment to our second amended and restated certificate of incorporation (our “Charter”), as amended (the “Amended Charter”), in the form set forth on Appendix A attached to this Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock at any time prior to December 29, 2023, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Second Amended and Restated Bylaws (our “Amended Bylaws”).

Q:	What are my choices when voting on the election of the three director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:

With respect to the vote on the election of the three director nominees identified in this Proxy Statement to serve as Class II directors until the 2026 Annual Meeting or upon his successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees (and withhold votes from the other director nominees); or

•	vote to withhold authority to vote for all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the three directors receiving the highest number of “FOR” votes will be elected as directors.

Q:

What are my choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023, and what vote is needed to ratify their appointment?

A:

With respect to the vote on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter is required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 30, 2023.

Q:

What are my choices when voting on the advisory, non-binding, proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	With respect to the advisory, non-binding, proposal on the compensation paid to our Named Executive Officers identified in this Proxy Statement, stockholders may:

•	vote in favor of the advisory say-on-pay proposal;

•	vote against the advisory say-on-pay proposal; or

•	abstain from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory, non-binding, basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Q:	What are my choices when voting on the Reverse Stock Split Proposal?

A:	With respect to the Reverse Stock Split Proposal, stockholders may:

•	vote in favor of the Reverse Stock Split Proposal;

•	vote against the Reverse Stock Split Proposal; or

•	abstain from voting on the Reverse Stock Split Proposal.

The affirmative vote of a majority of the voting power of all of our outstanding common stock is required to approve the Reverse Stock Split Proposal.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the three nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 30, 2023;

•	“FOR” the advisory, non-binding, proposal regarding the “say on pay” vote; and

•	“FOR” the approval of the Reverse Stock Split Proposal, including the Amendment and the Reverse Stock Split.

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2022 Annual Report to Stockholders is available for download free of charge at www.proxydocs.com/AVAH.

Our Company website address is www.aveanna.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” section on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, our Code of Ethical Business Conduct, our Audit Committee Complaint Procedures and the charters for the Audit, Compensation, Nominating and Corporate Governance and Clinical Quality and Compliance Committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Governance”).

Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Q:	What constitutes a quorum?

A:

The presence at the Meeting in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock as of the Record Date will constitute a quorum, permitting the conduct of business at the Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Meeting, the chairman of the Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote thereat may adjourn the Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Meeting before an adjournment is taken, unless the Board of Directors, after adjournment, fixes a new record date for the Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

Q:	What are “broker votes” and “broker non-votes?”

A:

On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares in the brokerage firms’ discretion if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, each of (i) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 30, 2023 and (ii) the Reverse Stock Split Proposal is a “routine” matter.

Under applicable stock exchange rules, all other proposals contained in this Proxy Statement are “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a brokerage account and you do not provide your broker with voting instructions, then your brokerage firm may not vote your shares on your behalf on (i) the election of directors or (ii) the advisory, non-binding, “say on pay” vote.

Generally, a “broker non-vote” occurs when a broker, bank, or other nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote other than the Reverse Stock Split Proposal. Although the Reverse Stock Split Proposal is a routine matter on which a broker may exercise its discretion and vote if it has not received voting instructions from the beneficial owner, if a broker determines not to exercise such discretion in that instance, then a broker non-vote will not be counted as a vote cast, but it will have the practical effect of a vote against the Reverse Stock Split Proposal because approval of that proposal requires the approval of majority of the voting power of all of our outstanding common stock.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:

You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023, (ii) the advisory, non-binding, “say on pay” vote and (iii) the Reverse Stock Split Proposal. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:

How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:

Our Board of Directors has named Rodney D. Windley and Jeff Shaner, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023; “FOR” THE PROPOSAL REGARDING AN ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”) AND “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL, INCLUDING THE AMENDMENT AND THE REVERSE STOCK SPLIT.

Q:	How can I attend and participate in the Annual Meeting?

A:

You will be able to attend the Meeting by visiting the Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway, GA 30339. To participate in the Meeting, you will need your proxy notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:30 a.m. Eastern Time on May 10, 2023. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the Meeting, bring your statement of account showing evidence of ownership as of the Record Date. We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Meeting.

The Chairman of the Meeting has broad authority to conduct the Meeting in an orderly manner, including establishing rules of conduct.

Q:	How do I vote? Is there cumulative voting? Are there any dissenters’ rights?

A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Mediant Communications, Inc. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote in person at the Meeting. If you have already voted previously by telephone or Internet, there is no need to vote again at the Meeting unless you wish to revoke and change your vote. Please follow the directions on your proxy card carefully. To gain admittance to the Meeting to vote in person, you must bring valid photo identification and we will verify your name against our stockholder list.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, then you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee, together with voting instructions. To vote in person at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting, and, in addition to such “legal proxy,” beneficial owners attending the Meeting in person must bring their statements of account showing evidence of ownership of our common stock as of the Record Date, as well as valid photo identification.

The Notice provides instructions on how to vote via the Internet or by telephone.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Meeting.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares.

Q:	May I revoke my proxy after I have delivered my proxy?

A:

You may change your vote or revoke your proxy at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote prior to the Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Meeting at Aveanna Healthcare Holdings Inc., Attention: Secretary, 400 Interstate North Parkway SE, Atlanta, GA 30339. Only your latest dated proxy we receive at or prior to the Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Meeting by voting again via the Internet or by telephone. Attendance in person at the Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name” by a broker, bank or other nominee, you must follow your broker, bank or other nominee’s procedures for revoking or changing your vote, or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who is soliciting my vote?

A:	In this Proxy Statement, our Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:

The Company is making this solicitation and will bear the cost of this proxy solicitation. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person, by telephone or by other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:

We have hired a third party, Mediant Communications, Inc, to be the inspector of voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:

We will announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.aveanna.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the Meeting, then we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters” for more details.

Q:	Whom should I contact with questions about the Meeting?

A:

If you have any questions about this Proxy Statement or the Meeting, please contact Shannon Drake, our Chief Legal Officer and Secretary, at 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339 or by telephone at (770) 441-1580.

Q:	What if I have more than one account?

A:

Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC, online at https://www.astfinancial.com/contact-us, or by calling (800) 937-5449.

Q:	Will a list of stockholders entitled to vote at the Meeting be available?

A:

In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our corporate headquarters in Atlanta, Georgia on April 28, 2023, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m.

DIRECTORS AND EXECUTIVE OFFICERS

Our Charter provides that our Board shall be separated into three classes designated as Class I, Class II and Class III, that each class shall consist, as nearly as possible, of one third of the total number of such directors and that each class shall serve for staggered terms of three (3) years as follows: Class I directors whose terms expire in 2025; Class II directors whose terms expire in 2023; and Class III directors whose terms expire in 2024. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Three (3) directors are being elected to Class II at the Meeting to serve for a three-year term expiring at our 2026 Annual Meeting.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position

Jeff Shaner	50	Chief Executive Officer and Class III Director

David Afshar	51	Chief Financial Officer

Shannon Drake	48	Chief Legal Officer and Secretary

Ed Reisz	64	Chief Administrative Officer

Beth Rubio	66	Chief Clinical Officer

Patrick Cunningham	67	Chief Compliance Officer

Victor F. Ganzi	76	Class I Director

Devin O’Reilly	48	Class I Director

Robert M. Williams, Jr.	58	Class I Director

Sheldon M. Retchin, M.D., M.S.P.H.	72	Class III Director

Richard C. Zoretic	64	Class III Director

Erica G. Schwartz, M.D., J.D., M.P.H.	51	Class III Director

Director Nominees (1)

Rodney D. Windley	75	Chairman (Class II Director)

Christopher R. Gordon	50	Class II Director

Steve E. Rodgers	51	Class II Director

(1) Each nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Jeff Shaner, Chief Executive Officer and Class III Director, joined Aveanna in 2017 upon its formation and served as the Company’s Chief Operations Officer until his appointment as CEO on January 1, 2023. Prior to Aveanna, Mr. Shaner was chief operating officer of PSA since October 2015. Mr. Shaner began his healthcare business career in 2000 leading the operations at Total Care Inc. Mr. Shaner joined Healthfield following its acquisition of Total Care Inc. and was later appointed to lead its home health division. Mr. Shaner served as president of operations of Gentiva from August 2010 until February 2015 and as operating partner for Linden Capital/Blue Wolf Capital, a private equity firm, from February 2015 to October 2015. Mr. Shaner received his Bachelor of Arts degree in business finance and economics from the University of Pittsburgh. Mr. Shaner’s qualifications to serve on our Board of Directors include over 20 years of experience in the home health industry in various operating, financial and sales roles.

David Afshar, Chief Financial Officer, joined Aveanna in February 2018. Prior to that, Mr. Afshar served from 2010 to 2018 as chief financial officer of ApolloMD, a large multispecialty physician practice. Mr. Afshar has also served as an inspections leader with the Public Company Accounting Oversight Board, where he led inspections of “Big Four” audit firms. In addition, Mr. Afshar has served as chief accounting officer and interim chief financial officer with Regency Hospital Company, a long-term acute care provider. Mr. Afshar received his Bachelor of Sciences degree in accounting from the University of Maryland and started his career with Ernst & Young, where he spent the majority of his time in the Health Sciences practice and served as a senior manager.

Shannon Drake, Chief Legal Officer and Secretary, joined Aveanna in 2017. Prior to that, Mr. Drake served as senior vice president and chief counsel at Kindred At Home, a nationwide home, health, hospice, and community care provider, from 2011 to 2017, and prior to that as assistant general counsel at Pruitt Healthcare, a Southeast regional operator of nursing facilities and home health and hospice locations. Mr. Drake received his Bachelor of Arts degree in economics and political science and his Juris Doctor degree from the University of Georgia.

Ed Reisz, Chief Administrative Officer, joined Aveanna in 2017 upon its formation. Prior to that, Mr. Reisz served as executive vice president and chief human resource officer for PSA from 2015 to 2017. Before joining PSA, Mr. Reisz served as the senior vice president and chief human resource officer for Gentiva. Mr. Reisz began his career in the financial industry and is the founder of Bridgewater Consulting, a regional consulting firm focusing on the home care industry.

Beth Rubio, Chief Clinical Officer, joined Aveanna in 2017 upon its formation. Prior to that, Ms. Rubio served as vice president of clinical services and chief clinical officer since 2009 of PSA. Ms. Rubio joined PSA in 1993 and served as vice president and quality improvement and regulatory services prior to her promotion in 2009. Ms. Rubio has served on the advisory board for Chamberlain College of Nursing and is currently on the board for United Healthcare Children’s Foundation. Ms. Rubio received her Associate of Science degree in nursing from Hillsborough Community College and her Bachelor of Science degree in nursing from the University of Tampa.

Patrick Cunningham, Chief Compliance Officer, joined Aveanna in 2017. Prior to that, Mr. Cunningham served as vice president and chief compliance officer of PSA from 2013 to 2017 and as vice president of the hospice division of Gentiva from 2004 to 2013. Before that, Mr. Cunningham led a behavioral health homecare program in Connecticut that provided therapeutic and preventive healthcare services. Mr. Cunningham is a registered psychiatric nurse and a state registered nurse. He received his Bachelor of Arts degree in health administration from the Institute of Public Administration in Dublin, Ireland and his Master of Science in nursing from Yale University.

Victor F. Ganzi, Director, has served on our Board of Directors since 2017 upon our formation. Prior to that, Mr. Ganzi served as the lead director for Gentiva from 2009 to 2015, as a director of PSA from 2016 to 2017 and as president and chief executive officer of the Hearst Corporation from 2002 to 2008. Prior to joining the Hearst Corporation, Mr. Ganzi was the managing partner at Rogers & Wells, now a part of Clifford Chance, an international law firm. Before joining Rogers & Wells, Mr. Ganzi was a certified public accountant, specializing in taxation, at a Big Four accounting firm. Mr. Ganzi has served on the board, and as Chairman, of Willis Towers Watson, a global advisory, broking and solutions company, as well as a director for companies such as Wyeth, ESPN, Hearst—Argyle Television, Gentiva Health Services, Inc. and Foster + Partners. Mr. Ganzi currently serves on the boards of Angion Biomedica Corporation and the Whitney Museum of American Art and is currently Chairman Emeritus of the board of PGA TOUR, Inc., having served as a director on its board for over 34 years. Mr. Ganzi graduated summa cum laude from Fordham University with a Bachelor of Science degree in accounting, received a Juris Doctor degree from Harvard Law School and holds an LL.M. in taxation from New York University. Mr. Ganzi’s qualifications to serve on our Board of Directors include chairing and serving on more than 25 public, private and nonprofit boards over the course of his career and his extensive legal, accounting and business management education and experience.

Sheldon M. Retchin, M.D., M.S.P.H, Director, has served on our Board of Directors since 2017. Dr. Retchin formerly served as professor of health services management and policy in the College of Public Health and professor of medicine in the College of Medicine at Ohio State University (“OSU”) since March 2015. Dr. Retchin also served as executive vice president for health sciences at OSU and chief executive officer of Wexner Medical Center from March 2015 to May 2017. Prior to joining the faculty of OSU, Dr. Retchin was senior vice president for health sciences at Virginia Commonwealth University (“VCU”) and chief executive officer of the VCU Health System from July 2003 until February 2015. In 2015, Dr. Retchin was appointed as one of the 17 Commissioners to the Medicaid and CHIP Payment and Access Commission. From 2009 until 2015, Dr. Retchin served on the board of directors of Gentiva Health Services, Inc. Dr. Retchin also currently serves as consultant and Medical Advisor to Dominion Energy. Dr. Retchin received his Bachelor of Arts degree in psychology, Medical Degree, and Master of Public Health degree from the University of North Carolina at Chapel Hill. Dr. Retchin’s qualifications to serve on our Board of Directors include his extensive experience as an executive in major medical centers and appointments to several national panels related to Medicaid and Medicare programs, managed care, the costs of care and the physician workforce.

Devin O’Reilly, Director, has served on our Board of Directors since 2017. Mr. O’Reilly has been a partner of Bain Capital Private Equity since 2013 and is head of the North American healthcare team. Mr. O’Reilly previously spent five years in Bain Capital’s London office, where he led the European private equity healthcare team. Prior to joining Bain Capital in 2005, Mr. O’Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industry clients. Mr. O’Reilly serves on the board of directors of several Bain Capital portfolio companies, including Surgery Partners, Inc. (Nasdaq: SGRY), athenahealth, CitiusTech Healthcare Technology Private Limited, LeanTaaS, PartsSource, and Zelis. Mr. O’Reilly received his Bachelor of Arts degree from Princeton University and his Master of Business Administration degree from The Wharton School. Mr. O’Reilly’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards over the course of his career.

Erica Schwartz, M.D., J.D., M.P.H., Director, has served on our Board of Directors since 2021. Dr. Schwartz currently serves as President of Insurance Solutions for United Healthcare. Prior to that, she was most recently the Deputy Surgeon General for the Department of Health and Human Services, in which role she led the United States’ public health deployment in response to the COVID-19 pandemic. Dr. Schwartz spent 24 years in uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a bachelor’s degree in Biomedical Engineering from Brown University, an M.D. from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a J.D. from the University of Maryland School of Law. Dr. Schwartz also currently serves as an independent director for Butterfly Network, a digital health company developing and implementing point-of-care ultrasound technology. Dr. Schwartz’s qualifications to serve on our Board of Directors include her extensive experience in healthcare, government service, her training and education and her experience serving on other boards.

Robert M. Williams, Jr., Director, has served on our Board of Directors since 2017. Prior to that, he was on the board of PSA from 2015 to 2017. Mr. Williams is a senior managing director at J.H. Whitney Capital Partners and Investment Committee member. Prior to joining J.H. Whitney Capital Partners in 2000, Mr. Williams was

a partner at Duff & Phelps, an advisory firm specializing in governance-related issues. Mr. Williams serves on the Board of Directors for 3B Scientific, Autosplice, Alphia, Cooley, WANHO, and Southern Aluminum. Mr. Williams received his Bachelor of Arts degree in economics from Bucknell University and his Master of Business Administration degree from Columbia University. Mr. Williams’ qualifications to serve on our Board of Directors include his extensive experience in the private equity industry, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Richard C. Zoretic, Director, has served on our Board of Directors since 2017. Prior to that, Mr. Zoretic served as executive vice president of WellPoint and president of the company’s Government Business Division from January 2013 to May 2014. Before that, Mr. Zoretic served as the chief operating officer of Amerigroup Corporation from 2007 to 2012. Earlier in his career, Mr. Zoretic held a series of positions with the Group Life and Health operations of MetLife, served in a senior leadership position at UnitedHealth Group and was a management consultant in Deloitte Consulting’s healthcare practice. Mr. Zoretic currently serves on the boards of two other public companies, Molina Healthcare, where he is a member of the audit and compliance committees, and Innovage, where he is Chairman of the audit committee. Mr. Zoretic also is Chairman of the Board for Kepro, an Apax portfolio company. Mr. Zoretic previously served on the Boards of HealthSun in Florida and Landmark Health in California. Mr. Zoretic received his Bachelor of Science degree in finance from Pennsylvania State University and attended graduate executive programs at Harvard Business School, the University of Virginia Darden School of Business and the Harvard School of Public Health. Mr. Zoretic’s qualifications to serve on our Board of Directors include his over 30 years of experience in managed health care and his past experiences serving as a senior executive at various companies in the healthcare industry.

Director Nominees

Rodney D. Windley, Chairman (Class II Director), joined Aveanna in 2017 upon its formation. Prior to that, Mr. Windley served as Executive Chairman of PSA from October 2015 to 2017. Previously, Mr. Windley served as executive chairman of the board of directors of Gentiva from February 2013 to December 2014 and as a director from February 2006 in connection with the acquisition of Healthfield. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until its acquisition in 2006. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast Yacht Group, LLC, a private yacht and sport fishing dealership. Mr. Windley received his Bachelor of Arts degree in accounting and finance from the University of West Florida. Mr. Windley’s qualifications to serve on our Board of Directors include over 40 years of experience in the home health industry in various executive, operating and financial roles, and his past experiences serving as executive chairman of a publicly traded healthcare company.

Christopher R. Gordon, Director, has served on our Board of Directors since 2017. Mr. Gordon is a partner at Bain Capital. He joined the firm in 1997 and has significant experience in private equity investing, with a specialized focus in the healthcare sector. He is Co-Head of Bain Capital’s North America Private Equity business and Global Head of the Healthcare Vertical. Prior to joining Bain Capital, he was a consultant at Bain & Company. Mr. Gordon has been actively involved in and served on the board of directors of a wide spectrum of prominent healthcare companies in which Bain Capital has made investments and currently serves on the board of Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE), InnovaCare Health, Kestra Medical Technologies, Inc., and U.S. Renal Care, Inc. Mr. Gordon previously served on the boards of Grupo Notre Dame Intermedica, HCA Healthcare Inc. (Nasdaq: HCA), Quintiles Transnational Holdings Inc., Acadia Healthcare Company, Inc. (Nasdaq: ACHC), Air Medical, Beacon Health Options, Physio Control Inc., QuVa Pharma, Waystar Inc., Surgery Partners, Inc. (Nasdaq: SGRY), and Stada. He is also a founding director of the Healthcare Private Equity Association. Mr. Gordon volunteers his time and support to a variety of charitable organizations and currently serves on the board of directors of Tenacity, Inc., Boston Medical Center Health Plan and Dana-Farber Cancer Institute Board of Trustees. Mr. Gordon received his Bachelor of Arts degree in economics from Harvard College, graduating magna cum laude, and his Master of Business Administration degree from Harvard Business

School where he was a Baker Scholar. Mr. Gordon’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on the boards of multiple healthcare companies over the course of his career.

Steven E. Rodgers, Director, has served on our Board of Directors since 2017. Prior to that, he was on the board of PSA from 2015 to 2017. Mr. Rodgers is a managing director of Morgan Stanley, a member of the Investment Committee, the head of healthcare investing and a partner of Morgan Stanley Capital Partners. Mr. Rodgers joined Morgan Stanley in 2018 from J.H. Whitney Capital Partners, where he was a senior managing director focusing on private equity investments from April 2013 to March 2018. At J.H. Whitney, Mr. Rodgers was a member of the Investment Committee and led the firm’s healthcare investing activities. Mr. Rodgers serves on the board of directors of Ovation Fertility, 3B Scientific, Clarity Software, SpendMend, and U.S. HealthConnect. Mr. Rodgers also serves on the Board of Advisors of the Geisel School of Medicine at Dartmouth College. He previously served on the board of directors of a number of other healthcare companies, including Amisys Synertech, Herbalife, Patient Keeper and Symbion. Mr. Rodgers received his Bachelor of Arts degree in government from Dartmouth College and his Master of Business Administration degree from The Stanford University Graduate School of Business. Mr. Rodgers’ qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Family Relationships

There are no family relationships between any of our officers or directors.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow

✓	Enforce strict insider trading policies, including blackout periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors

✓	Set meaningful stock ownership guidelines for executives and directors	X	No tax gross-ups upon a change in control

✓	Disclose performance goals and performance results for our annual incentive program	X	No re-pricing or cash buyout of underwater stock options

✓	Set a maximum individual payout limit for our annual bonus program	X	No enhanced retirement formulas

✓	Incorporate general severance and change-in-control provisions that are consistent with market practice	X	No guaranteed compensation either annually or multi-year (compensation evaluated each year)

✓	Retain an independent compensation consultant reporting directly to the Compensation Committee	X	No market timing in connection with granting of equity awards

Hedging and Pledging Company Securities

Our Insider Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.

Stock Ownership Guidelines

We have stock ownership guidelines applicable to non-employee directors and our Named Executive Officers. Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of leadership and non-employee directors with those of our stockholders. Our guideline structure is as follows:

•	Non-Employee Directors: 4x annual retainer

•	Chief Executive Officer: 6x base salary

•	Other NEOs: 3x base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•	unvested time-vested RSUs;

•	shares held in retirement accounts; and

•	share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.

Unvested stock options, unexercised stock options and performance-based RSUs are not included when determining compliance with the guidelines. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Aveanna’s common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

PROPOSAL 1—ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as Class II members of our Board of Directors at the Meeting.

Name	Term Expiring
Christopher R. Gordon	2026 Annual Meeting of stockholders
Steven E. Rodgers	2026 Annual Meeting of stockholders
Rodney D. Windley	2026 Annual Meeting of stockholders

The section of this Proxy Statement titled “Directors & Executive Officers” contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as Class II directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of ten directors. Certain aspects of the composition and functioning of our Board of Directors are subject to the rights of our principal stockholders under our A&R Stockholders Agreement, as defined below in “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In accordance with our Charter, our Board of Directors is divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a staggered three-year term and one class being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board of Directors will be elected each year. Our directors are divided among the three classes as follows:

•	The Class I directors are Victor F. Ganzi, Devin O’Reilly and Robert M. Williams, Jr., and their terms will expire at the annual meeting of stockholders to be held in 2025;

•

The Class II directors are Christopher R. Gordon, Steven E. Rodgers and Rodney D. Windley, whose terms will expire at the Meeting, and are director nominees at the Meeting to serve as Class II directors until the 2026 Annual Meeting or until their respective successors are selected or qualified; and

•	The Class III directors are Dr. Sheldon M. Retchin, Jeff Shaner, Dr. Erica Schwartz and Richard Zoretic, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.

Chairman of the Board of Directors and Board Leadership Structure

The Board believes that it is appropriate to separate the roles of Chairman and Chief Executive Officer. Previously, in his role as Executive Chairman, Mr. Windley served as a liaison between the Board and our management team. Following Mr. Windley’s resignation as Executive Chairman, effective December 31, 2022, the Board determined that Mr. Shaner, in his capacity as Chief Executive Officer, would assume principal responsibility for acting as a liaison between the Board and our management team, including oversight of management’s implementation of the Board’s strategies, directives and execution of our acquisition activity. Moreover, Mr. Shaner, as Chief Executive Officer, is responsible for providing daily leadership and oversight of our performance.

Mr. Windley, in his continuing role as Chairman, presides over meetings of the Board and brings his strong operational experience, extensive knowledge of our industry, and innovative leadership skills to support management’s execution of our strategy and focus our directors’ attention on the most critical matters affecting our business.

Director Independence

Our Board of Directors has affirmatively determined that each of Victor F. Ganzi, Christopher R. Gordon, Devin O’Reilly, Dr. Sheldon M. Retchin, Steven E. Rodgers, Robert M. Williams, Jr., Dr. Erica Schwartz and Richard Zoretic is an “independent director,” as defined under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Controlled Company Exception

Bain Capital L.P., one of the world’s leading private, multi-asset alternative investment firms and J.H. Whitney Capital Partners (together with Bain Capital, the “Sponsors”), a leader in the private equity industry, and their respective affiliates (the “Sponsor Affiliates”) beneficially own more than 50% of the combined voting power of our common stock. As a result, the Sponsor Affiliates are entitled to nominate at least a majority of the total number of directors comprising our Board of Directors, and we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (i) the requirement that we have a compensation committee that is composed entirely of directors that satisfy certain heightened standards of independence and (ii) the requirement that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that consists entirely of independent directors. We currently utilize these exemptions.

Stockholder Engagement

Our investor relations program includes regular communication and active engagement with our stockholders throughout the year. We encourage feedback from our stockholders as it relates to our corporate governance, compensation policies and practices for our executives, regulatory developments, industry trends and company strategy. Since our IPO in April 2021, we have leveraged both in-person and virtual settings to seamlessly connect with investors and analysts on a regular basis to discuss important strategic topics including:

•	financial performance;

•	clinical quality;

•	organic and inorganic growth strategies;

•	diverse and growing reimbursement structure;

•	labor trends; and

•	leverage and liquidity

Risk Oversight

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

In addition, the Company’s Chief Legal Officer reports in person to the Audit Committee on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Moreover, the Company’s Chief Compliance Officer reports to the Clinical Quality and Compliance Committee on at least a quarterly basis on compliance and regulatory risks involving the Company and the Company’s efforts to mitigate those risks.

Additionally, at each Board meeting, our Chief Executive Officer and management team meet with the other directors to address operational and strategic matters, including areas of risk and opportunity that require Board attention.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board of Directors actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Corporate and Social Responsibility

Employee Support and Patient Safety in the COVID-19 Environment

In March 2020, the World Health Organization declared COVID-19 a pandemic. Since that time, we have monitored the impact of COVID-19 on our caregivers and support personnel, our patients and their families, and our referral sources. We adapted our operations as necessary to best protect our people, comply with applicable state and federal mandates, serve our patients and our communities, and also invested in technology and equipment that allows support personnel to provide, on a remote basis, seamless functionality and support to our clinicians who continue to care for our patients. The direct effects on our business of the pandemic have significantly lessened since the first quarter of 2022, and the Public Health Emergency associated with COVID-19 is currently set to expire on May 11, 2023.

Social Responsibility

The Aveanna Healthcare Relief Fund was formed as a separate 501c3 non-profit organization to provide support to Aveanna employees in times of need. The Aveanna Relief Fund provides financial assistance to Aveanna team members who are experiencing severe financial hardships caused by unexpected emergencies, such as natural disasters, serious illness or injury, funeral expenses along with many other unexpected circumstances. The work that goes into the operation of the fund is provided by Aveanna employees who volunteer their time and effort to help those in need. The Aveanna Relief Fund is supported by employee donations through payroll deduction, Aveanna’s matching contributions on a dollar for dollar basis (up to $100,000 annually) and the generous donations from many of our vendor partners.

Human Capital

As of December 31, 2022, we employed approximately 3,700 full-time support staff personnel with the remainder of our approximately 30,000 employees employed on a part-time, temporary, per-diem, or full-time basis. All of our employees work with us on an at-will basis, where permitted by law, and none are union members or subject to any collective bargaining agreements. Our employee engagement survey data, together with other key indicators that we monitor, demonstrate that we enjoy good relationships with our employees. Our human capital resources objectives center around employee engagement, fostering our culture, and leadership development. We maintain and grow our team utilizing proven practices and technologies that help us identify, hire, incentivize and retain our existing employees. We also employ an equity incentive plan to attract, retain, motivate and reward certain employees and directors through the issuance of equity-based incentive compensation awards, provide for employee participation in our employee stock purchase plan on a discounted basis, as well as cash-based performance bonuses.

Talent Acquisition, Retention and Development

Our strategy is to lead the market by attracting and hiring caregivers with a candidate-focused and technology-driven recruiting experience. We have customized our nationwide recruiting model to localized workforces, and we seek to attract the best clinicians with our powerful mission, unique opportunities to provide one-on-one care in the home with flexible schedules, as well as 24/7 clinical support and electronic charting. We leverage extensive recruiting and employee data to identify, attract, and engage a skilled and diverse talent pool, as well as to assist us to manage, develop and retain our valuable workforce.

Diversity and Inclusion

Our Diversity, Equity & Inclusion (“DEI”) Vision

Aveanna is a company where all employees of various cultures, walks of life and abilities are valued and each has an equal opportunity for growth and success, thereby increasing organizational capacity to achieve our mission to revolutionize the way homecare is delivered - one patient at a time - while preserving and cultivating our culture of corporate and social responsibility.

Board of Directors

The Board of Directors is committed to increasing the number of women on the Board of Directors as board turnover occurs from time to time. Accordingly, consideration of the number of women who are directors, along with consideration of whether other diverse attributes are sufficiently represented on the Board of Directors, is an important component of the selection process for new members of the Board of Directors going forward. For all potential Board members, we take into account educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders. In addition, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, considers whether a proposed director candidate would help achieve a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, age, gender identity, gender expression and sexual orientation.

We expect to achieve additional gender diversity on the Board over time through Board vacancies, expansion or otherwise. The following matrix provides additional information about our board diversity as of December 31, 2022.

TOTAL NUMBER OF DIRECTORS – 10

	Female	Male	Nonbinary	Did Not Disclose Gender

PART 1: Gender Identity

Directors	1	9

PART 2: Demographic Background

African American or Black	1	1

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	–	8	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	–

The following matrix provides additional information about our board diversity as of January 1, 2022.

TOTAL NUMBER OF DIRECTORS – 10

	Female	Male	Nonbinary	Did Not Disclose Gender

PART 1: Gender Identity

Directors	1	9

PART 2: Demographic Background

African American or Black	1	1

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	–	8	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	–

Executive Officer Positions

In appointing individuals to executive officer positions, we weigh a number of factors, including educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders along with the level of diverse representation within our senior management team. We are committed to increasing the diversity of our executive officers going forward.

The Board of Directors believes the most effective way to achieve greater diversity in our senior management team is to identify high-potential candidates within the organization and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization. The Board of Directors will evaluate the appropriateness of adopting diversity targets in the future as well.

Board Committees

The committees of our Board of Directors are comprised of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Clinical Quality and Compliance Committee. Each committee operates under a charter approved by our Board of Directors. Members serve on these committees until their respective resignations or until otherwise determined by our Board of Directors. Copies of each committee’s charter is available on our website, located at www.aveanna.com. Information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

Audit Committee

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee is composed of Victor F. Ganzi, Dr. Sheldon M. Retchin, Steven E. Rodgers and Richard Zoretic, with Mr. Ganzi serving as chair. Mr. Ganzi qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq rules require that our Audit Committee have at least one independent member upon the listing of our common stock, have a majority of independent members within 90 days of the effective date of the registration statement filed in connection with our initial public offering and be composed entirely of independent members within one year of the date of this prospectus. Our Board of Directors has affirmatively determined that Messrs. Ganzi, Retchin, Rodgers and Zoretic each meet the definition of “independent director” for purposes of serving on the Audit Committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act and the Nasdaq rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is composed of Devin O’Reilly, Jeff Shaner, Robert M. Williams, Jr. and Rodney D. Windley, with Mr. Windley serving as chair. As described above, we avail ourselves of the “controlled company” exemption under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Messrs. Windley and Shaner do not qualify as “independent directors” under the Nasdaq rules.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

The Compensation Committee is composed of Christopher R. Gordon, Devin O’Reilly, Steven E. Rodgers and Robert M. Williams, Jr., with Mr. O’Reilly serving as chair. As described above, we avail ourselves of the “controlled company” exemption under the Nasdaq rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

Clinical Quality and Compliance Committee

Our Clinical Quality and Compliance Committee oversees our non-financial compliance matters and is responsible for, among other things:

•	identifying, reviewing and analyzing laws and regulations applicable to us;

•	recommending to the Board of Directors, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing our non-financial compliance programs; and

•	reviewing our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matter.

The Clinical Quality and Compliance Committee is composed of Devin O’Reilly, Dr. Sheldon M. Retchin, Dr. Erica Schwartz, Jeff Shaner and Robert M. Williams, Jr., with Dr. Retchin serving as chair.

Board and Committee Meetings—2022

Our Board of Directors held five meetings in fiscal year 2022. Our Board’s Audit, Compensation, Nominating and Corporate Governance, and Clinical Quality and Compliance Committees generally meet on or around the date of each regularly scheduled quarterly Board meeting. During 2022, the Audit Committee held four meetings; the Compensation Committee held two meetings; the Nominating and Corporate Governance Committee held no meetings; and the Clinical Quality and Compliance Committee held four meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during fiscal year 2022. Generally, during every month in which there is not a regularly scheduled Board meeting, the Board of Directors members meet telephonically with selected members of Company management. All of our directors are encouraged to attend our annual meeting of stockholders and all Committee meetings. One director attended our 2022 annual meeting in person, and two directors attended virtually.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in executive session on a regular basis in connection with each Board meeting without any members of our management present.

Director Nominations

The Nominating and Corporate Governance Committee solicits and receives recommendations for candidates to fill any Board vacancies, reviews the qualifications of potential director candidates and recommends candidates to the full Board for consideration. For so long as the A&R Stockholders Agreement remains in effect, the Nominating & Governance Committee is required to ensure that the composition of the Board complies with the procedures set forth in the A&R Stockholders Agreement. The Nominating & Governance Committee has adopted policies and procedures for the evaluation of director candidates for the Board. Pursuant to these policies, the Nominating & Governance Committee considers, in addition to those candidates designated in accordance with the terms of the A&R Stockholders Agreement, candidates recommended by the Nominating & Governance Committee, by other Board members, by management and by stockholders (pursuant to the procedures described below). The Nominating & Governance Committee periodically reviews the performance and contributions of individual Board members in connection with the determination to propose a director as a candidate for re-election. If a Board member is a candidate for re-election, then the Nominating & Governance Committee considers all aspects of such candidate’s qualifications and skills in the context of the Company’s needs at that point in time, as well as such person’s diversity of background and experience and the current composition of the Board and the needs of the Board and the respective committees of the Board. While not an exclusive list, the Nominating & Governance Committee considers the following important qualifications when evaluating a director candidate:

•	High standards of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Pursuant to our Amended Bylaws, stockholders may recommend a nominee for consideration by the Board by delivering certain information specified in our Amended Bylaws with respect to the nominee and the proposing stockholder to our Secretary, at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339. Our Secretary will forward such information to the Chair of the Nominating and Corporate Governance Committee.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our stockholders, the Board believes that the procedures set forth in our Amended Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

Stockholder Communications with and Regarding our Board of Directors

Stockholders who wish to communicate with our Board of Directors or our Audit Committee should address their communications to such party, in care of our Secretary, who is responsible for promptly disseminating such communications to our Board of Directors or Audit Committee Chair, as appropriate. Pursuant to our Corporate Governance Guidelines (described below), all communications with the Board of Directors or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Secretary in accordance with the procedures described under the heading “Other Matters — Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting,” below.

CODE OF ETHICAL BUSINESS CONDUCT

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.aveanna.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Devin O’Reilly

Jeff Shaner

Robert M. Williams, Jr.

Rodney D. Windley (Chair)

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 30, 2023. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter.

Ernst & Young Representative—Attendance at the Meeting

A representative of Ernst & Young will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit Committee by specific reference.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. The Audit Committee is responsible for oversight of Aveanna’s accounting and financial reporting and internal control processes, and compliance with legal and regulatory requirements. The Audit Committee is currently composed of four directors, all of whom are independent as determined in accordance with the listing standards of Nasdaq and within the meaning of Rule 10A-3 under the Exchange Act. Victor F. Ganzi, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K.

In fulfilling its oversight responsibilities, on a quarterly and annual basis, the Audit Committee meets with Ernst & Young LLP (“EY”), our independent registered public accounting firm, both with and without management present, to review and discuss our quarterly and annual financial statements, related footnotes, and

Management’s Discussion and Analysis of Financial Condition and Results of Operations; and to solicit EY’s feedback and observations as to our overall quality of financial reporting. The Audit Committee has reviewed and discussed with management and EY our audited financial statements for the fiscal year ended December 31, 2022, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, clarity of disclosures in the financial statements, and critical audit matters.

The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. EY has served as our independent registered public accounting firm since 2017. The Chairman of the Audit Committee was involved in the selection of the lead audit partner, who completed his second year as the lead audit partner for the fiscal year 2022 audit.

During the planning phase of the 2022 audit, the Audit Committee discussed with EY the overall scope and planning of the annual audit, including EY’s overall fees. The members of the Audit Committee, or the Chair of the Audit Committee, pursuant to a delegation of authority, reviewed and pre-approved all permissible services by EY.

EY provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board’s (the “PCAOB”) regarding EY’s independence, and the members of the Audit Committee discussed with EY the firm’s independence from us and our management. The members of the Audit Committee also considered whether EY’s provision to us of any non-audit services is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that EY is independent from us and our management.

The Audit Committee also received from and discussed with EY the matters required to be discussed under the applicable requirements of the PCAOB, the SEC and the Audit Committee’s charter.

Based on the review and discussions set forth above, and any additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

This report has been approved by the members of the Audit Committee:

Victor F. Ganzi (Chair)

Dr. Sheldon M. Retchin

Steven E. Rodgers

Richard Zoretic

Fees Paid to Auditors

The following summarizes the fees billed to us by Ernst & Young for professional services rendered in fiscal years 2022 and 2021.

	Fiscal Year 2022		Fiscal Year 2021
Fee Category	Amount ($)	Percent	Amount ($)	Percent

Audit fees	$3,040,000	84%	$2,312,000	68%
Audit-related fees	$85,000	2%	-	-

Tax fees	$489,081	14%	$1,101,866	32%

Total fees	$3,614,081	100%	$3,413,866	100%

Audit fees included fees associated with the annual audit, our Annual Reports on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, our initial public offering, including in connection with our registration statement on Form S-1, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Tax fees included tax compliance and limited tax consulting services. All of the services described above were pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of March 13, 2023, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors, director nominees, and Named Executive Officers (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

The beneficial ownership of our common stock is based on 188,859,165 shares of our common stock outstanding as of March 13, 2023.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors (Including 2022 Director Nominees)” is c/o Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, Georgia 30339.

Name of Beneficial Owner	Shares	Percentage

5% Stockholders:

Entities affiliated with Bain Capital Investors, LLC (1)	81,600,880	43.2%

J.H. Whitney Equity Partners VII (2)	48,655,882	25.8%

Directors and Named Executive Officers:

Rodney D. Windley (3)	3,734,414	2.0%

Jeff Shaner (4)	2,827,610	1.5%

David Afshar (5)	431,545	*

Shannon Drake (6)	188,099	*

Victor F. Ganzi	219,609	*

Christopher R. Gordon (7)	-	*

Devin O’Reilly (7)	-	*

Sheldon M. Retchin, M.D., M.S.P.H	77,757	*

Steven E. Rodgers	10,509	*

Erica Schwartz, M.D., J.D., M.P.H.	10,509	*

Robert M. Williams Jr. (8)	5,775,467	3.1%

Richard C. Zoretic	31,009	*

All directors and executive officers as a group (12 persons) (9)	13,306,528	6.9%

(*)	Less than one percent
(1)

Includes 81,600,880 shares registered in the name of BCPE Eagle Investor, LP, (“BCPE Eagle Investor”). Bain Capital Fund XI, L.P., a Cayman Islands exempted limited partnership (“Fund XI”), is the sole member of BCPE Eagle GP, LLC, a Delaware limited liability company (“BCPE Eagle GP”), which is the general partner of BCPE Eagle Investor. Bain Capital Partners XI, L.P., a Cayman Islands exempted limited partnership (“Partners XI”), is the general partner of Fund XI. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI” and collectively with BCPE Eagle Investor, BCPE Eagle GP, Fund XI and Partners XI, the “Bain Capital Entities”), is the general partner of Partners XI. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Eagle Investor. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)

Includes (i) 31,474,896 shares registered in the name of J.H. Whitney VII, L.P., (ii) 15,725,196 shares registered in the name of PSA Healthcare Investment Holding LLC, and (iii) 1,455,790 shares registered in the name of PSA Iliad Holdings LLC (together, the “J.H. Whitney Entities”). The governance, investment strategy and decision-making process with respect to investments held by the J.H. Whitney Entities is directed by J.H. Whitney Equity Partners VII, LLC. As a result, J.H. Whitney Equity Partners VII, LLC may be deemed to share voting and dispositive power with respect to the shares held by the J.H. Whitney Entities. Each of the J.H. Whitney Entities has an address c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(3)	Includes 1,916,648 shares issuable upon exercise of options.
(4)	Includes 1,916,648 shares issuable upon exercise of options.
(5)	Includes 375,435 shares issuable upon exercise of options.
(6)	Includes 162,474 shares issuable upon exercise of options.
(7)

Does not include shares held by the Bain Capital Entities. Each of Mr. Gordon and Mr. O’Reilly is a Managing Director of BCI. As a result, by virtue of the relationships described in footnote 1 above, Messrs. Gordon and O’Reilly may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Messrs. Gordon and O’Reilly is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(8)

Does not include shares held by the J.H. Whitney Entities but includes 5,227,500 shares held by JHW Iliad Holdings LLC (“JHW Iliad”) and 547,967 shares held by JHW Iliad Holdings II LLC (“JHW Iliad II”). Project Iliad Managing Member, LLC (“Project Iliad”) is the managing member of JHW Iliad. J.H. Whitney Capital Partners, LLC (“JHW Capital Partners”) is the sole member of J.H. Whitney VII Management Co., LLC (“JHW Management Co. VII”), which is the managing member of JHW Iliad II. Mr. Williams is a senior managing director at J.H. Whitney Equity Partners VII, LLC and is a Member of Project Iliad and a Senior Managing Director of JHW Capital Partners. As a result, by virtue of the relationships described in footnote 2 above, and in the foregoing sentence, Mr. Williams may be deemed to share beneficial ownership of the shares held by the J.H. Whitney Entities, JHW Iliad and JHW Iliad II. Mr. Williams disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Mr. Williams is c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(9)	Includes 4,371,205 shares issuable upon exercise of options.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2022, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2022, except that Mr. Strange and Mr. Windley each filed one late Form 4, which in each case reported a single transaction.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2022

The following table provides information about awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity Compensation plan approved by security holders	20,043,742	4.69	10,963,115
Equity compensation plans not approved by security holders	-	-	-
Total	20,043,742	4.69	10,963,115

PROPOSAL 3—ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory, non-binding, basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Say on Pay Vote Mechanics

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Our Board has determined that we will annually hold an advisory, non-binding, stockholder vote on the compensation of our NEOs until the next required vote on the frequency of future executive compensation votes, which is required to occur no later than the annual meeting of stockholders to be held in 2028.

Highlights of our Executive Compensation Program

We believe that it is important to reward our executives for strong performance in our business, which presents us with significant operational and regulatory challenges given our industry, and to incentivize them to continue to take actions to deliver strong results for our investors by growing our geographical footprint, expanding our relationships in the healthcare community, growing our patient services, and pursuing new market opportunities. At the same time, we believe that it is important to disincentivize unnecessary risk-taking. We design our executive compensation programs to attract talented executives to join the Company and to motivate them to position us for long-term success, achieve superior operating results and increase stockholder value. To realize these objectives, our compensation philosophy includes the following core elements:

•

Performance-Based: A significant portion of executive compensation should be “at-risk,” performance-based pay linked to specific, measurable short-term and long-term goals that reward both organizational and individual performance;

•	Stockholder Aligned: Incentives should be structured to create a strong alignment between executives and stockholders on both a short-term and long-term basis; and

•

Market Competitive: Compensation levels and programs for executives, including our Named Executive Officers, should be competitive relative to the markets in which we operate and compete for talent. It is important to leverage an understanding of what constitutes competitive pay in our markets and build strategies to attract, incentivize, reward and retain top talent.

By incorporating these core design elements, we believe our executive compensation program is in line with and supportive of our stockholders’ objectives and effective in attracting, motivating and retaining the level of talent we need to successfully manage and grow our business.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY, NON-BINDING SAY ON PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table, and the other related tables and disclosures.”

The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote in considering future compensation arrangements.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2022 executive compensation structure and philosophy. This CD&A is intended to be read in conjunction with the tables included in CD&A as well as the section titled, Report of the Compensation Committee, which provides detailed compensation information for the following executive officers, who we refer to as our “Named Executive Officers” or “NEOs”:

Name	Title

Tony Strange	Chief Executive Officer

David Afshar	Chief Financial Officer

Rodney D. Windley	Executive Chairman

Jeff Shaner	Chief Operating Officer

Shannon Drake	Chief Legal Officer and Secretary

Effective December 31, 2022, Mr. Strange retired from Aveanna, and Mr. Shaner was appointed as Chief Executive Officer and as a Class III Director. Also effective December 31, 2022, Mr. Windley retired as Executive Chairman of the Board, and currently serves as the non-executive Chairman of the Board.

Our executive compensation structure consists of the following components:

•	Base salary
•	Non-equity Incentive Plan Compensation
•	Long-term incentives (equity awards)
•	Broad-based benefit and retirement programs

Executive Compensation Objectives and Philosophy

Our executive compensation program is intended to attract and retain executive officers and to align the interests of our executive officers with those of our stockholders. The Compensation Committee’s objectives for our programs include, but are not limited to, the following:

•	offer competitive total compensation opportunities, reflecting industry standards, and balance the need for talent with reasonable compensation expense;
•	enhance stockholder value by focusing management on financial metrics that drive value;

•	emphasize at-risk compensation versus fixed compensation;
•	attract, motivate and retain executive talent willing to commit to long-term stockholder value creation; and
•	discouraging excessive risk taking.

The Compensation Committee determines the type and amount of compensation opportunity for our Named Executive Officers based on a thorough review of a variety of factors, including competitive market data, the officers’ respective responsibilities and value to the Company, future leadership potential and individual/corporate/business performance. The following table outlines the elements of our executive pay programs and each element’s relationship with our philosophy for NEO compensation:

Component	Purpose	Characteristics	Fixed or Performance- Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Non-Equity Compensation (Annual Cash Incentive)	Encourages achievement of financial performance metrics that drive stockholder value	Based on achievement of predefined corporate financial performance objectives	Performance-Based

Long-Term Equity Incentives	Align executives’ long-term compensation interests with stockholders’ investment interests	Value to the executive is based on the passage of time, as well as company-specific annual performance	Fixed and Performance-Based

Benefit and Retirement Programs	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Fiscal Year 2022 NEO Target Compensation Structure Summary

Component	Summary

Base Salary

•  Mr. Windley: $750,000

•  Mr. Strange: $750,000

•  Mr. Shaner: $550,000

•  Mr. Afshar: $475,000 (increased from $400,000 on January 1, 2022 to align with competitive market practice)

•  Mr. Drake: $400,000 (increased from $375,000 on January 1, 2022 to align with competitive market practice)

Fiscal Year 2022 NEO Target Compensation Structure Summary

Component	Summary

Target Annual Bonus

The following target bonus opportunities were approved for fiscal year 2022. There were no changes from fiscal year 2021.

•  Mr. Windley: 100%

•  Mr. Strange: 100%

•  Mr. Shaner: 75%

•  Mr. Afshar: 75%

•  Mr. Drake: 60%

Long-Term Incentives

In order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, on February 14, 2022 we made our annual long-term incentive grant, consisting of PSUs and RSUs to members of senior management, including our NEOs.

The equity awards granted to our NEOs as compensation for fiscal year 2022 consisted of 50% performance stock units and 50% time-based restricted stock units. The RSUs will cliff vest three years from the grant date, or February 14, 2025. The PSUs are weighted 50% based on annual Adjusted EBITDA performance and 50% on three-year relative total shareholder return performance. Our relative total shareholder return will be compared to the healthcare services and healthcare facilities companies in the S&P Healthcare Services Select Index for the three year period ending February 14, 2025. Earned amounts become vested at the end of three years. PSUs and RSUs generally will be forfeited if the recipient voluntarily terminates employment prior to the vesting date.

Our fiscal year 2022 NEO RSU grants were as follows:

•  Mr. Windley: 268,509 RSUs with a grant date value of $1,323,749

•  Mr. Strange: 268,509 RSUs with a grant date value of $1,323,749

•  Mr. Shaner: 136,664 RSUs with a grant date value of $673,754

•  Mr. Afshar: 102,130 RSUs with a grant date value of $503,501

•  Mr. Drake: 60,852 RSUs with a grant date value of $300,000

Our fiscal year 2022 NEO PSU grants were as follows:

•  Mr. Windley: 268,509 PSUs with a grant date value of $1,405,645

•  Mr. Strange: 268,509 PSUs with a grant date value of $1,405,645

•  Mr. Shaner: 136,664 PSUs with a grant date value of $715,341

•  Mr. Afshar: 102,130 PSUs with a grant date value of $534,650

•  Mr. Drake: 60,852 PSUs with a grant date value of $318,560

Upon their separation from employment with Aveanna on December 31, 2022, both Mr. Windley and Mr. Strange vested in fifty percent of their RSUs granted in fiscal year 2022 and remained eligible in the future to vest in their PSUs granted in fiscal year 2022 based on actual performance through the applicable performance periods, which remained unchanged.

Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Compensation Committee consists of independent directors and is responsible for the review and approval of all aspects of our compensation programs, including, without limitation:

•	considering input from our stockholders;

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits programs.

Following review and discussion, the Compensation Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Compensation Committee is supported in its work by our Chief Legal Officer, Chief Administrative Officer and the people services teams, as well as the Compensation Committee’s independent compensation consultant.

Role of Management

Currently, our Chief Executive Officer makes pay recommendations for executive officers, other than himself, to the Compensation Committee based on competitive market data and an assessment of individual performance. Recommendations to the Compensation Committee help establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Compensation Committee considers such recommendations, in conjunction with input from the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of the Independent Compensation Consultant

The Compensation Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant for assistance in determining 2021 and 2022 compensation levels. The Compensation Committee retains sole authority to hire or terminate any compensation consultant, approve its professional fees, determine the nature and scope of its services and evaluate its performance. The Compensation Committee makes all final decisions regarding executive compensation.

Role of Peer Companies and Competitive Market Data

The following criteria was considered for the development of a peer group for the 2020 compensation study. The 2020 compensation study was used to assist with total compensation levels for fiscal years 2021 and 2022.

•	Industry: companies similar to Aveanna, based on publicly traded healthcare companies in the Global Industry Classification System (GICS) codes of Healthcare Services and Healthcare Facilities;

•	Company size: Approximately one-third to three-times Aveanna’s annual revenues, with a secondary focus on market capitalization;

•	Peers of peers: Companies used in the peer groups of potential peer companies; and

•	Competitors: Companies that compete with Aveanna for business and management talent.

Utilizing the above criteria, Aon identified the following 15 peer companies for the 2020 compensation study:

• Acadia Healthcare Company, Inc. • Addus HomeCare Corporation • Amedisys, Inc. • American Renal Assoc. Holdings	• Encompass Health Corporation • LHC Group, Inc. • MEDNAX, Inc. • National HealthCare Corporation
• AMN Healthcare Services, Inc. • Brookdale Senior Living Inc. • Chemed Corporation • Cross Country Healthcare, Inc.	• Option Care Health, Inc. • The Ensign Group, Inc. • The Providence Service Corporation

The Compensation Committee used competitive compensation data from the 2020 total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as the Company’s overall and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Timing of Compensation Decisions

At its first annual meeting, the Compensation Committee makes compensation recommendations for our executives, including our Named Executive Officers. Recommendations include base salaries, whether previous year targets were met, prospective target performance levels and equity awards. The Committee also makes periodic compensation decisions for executives hired during the year.

2022 Compensation Elements

Base Salary

Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. The Compensation Committee will recommend changes in base salary from time to time primarily based on a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Compensation Committee reviews base salaries for our executive officers annually. Set forth below are the respective base salaries for our Named Executive Officers, together with the percentage increases, if any, from the preceding fiscal year:

Name	Fiscal Year 2022 Base Salary	Change from Fiscal Year 2021

Rodney D. Windley	$750,000	0%

Tony Strange	$750,000	0%

Jeff Shaner	$550,000	0%

David Afshar	$475,000	18.8%

Shannon Drake	$400,000	6.7%

Annual Non-Equity Incentive Compensation

Our NEOs are eligible to earn annual non-equity incentive compensation based on fiscal year performance. The annual non-equity incentive compensation plan is designed to reward our executives for superior annual performance in key areas that we believe create long-term value for stockholders. For fiscal year 2022, the Compensation Committee approved the following primary performance metrics for our executive team:

•	Revenue and adjusted EBITDA before consideration of any results of operations contributed by any companies we acquired in 2021 or 2022 (70% of target) (1); and
•	Proforma annualized revenue and adjusted EBITDA of any companies we acquired in 2022 (30% of target) (2).

(1)

We believe revenue and adjusted EBITDA before consideration of any results of operations contributed by companies we acquired in 2021 and 2022 is an important metric for measuring performance levels because it focuses on core operating results before any results contributed by acquisitions. Revenue is measured in accordance with U.S. generally accepted accounting principles (“GAAP”) and excludes the results of operations of any companies acquired in 2022. Adjusted EBITDA for these purposes is measured in accordance with the calculations of our Adjusted EBITDA as disclosed in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and excludes the results of operations of any companies acquired in 2022.

(2)

We believe pro forma annualized revenue and adjusted EBITDA for any companies we acquired in 2022 is an important metric because it measures whether or not our annual acquisition activity is consistent with our stated acquisitions targets each year. Proforma annualized revenue and adjusted EBITDA for this measurement is determined based upon our acquisition due diligence, which is approved by our Board of Directors prior to completing a given acquisition.

Upon completion of the fiscal year, the Compensation Committee determines achievement levels versus the pre-approved performance targets. The Compensation Committee also performs a comprehensive review of the Company’s overall financial performance. When performance falls between an achievement threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points to determine compensation. Performance achievement below the threshold level generally will result in a lower bonus amount, in the Compensation Committee’s discretion, or no bonus at all. The Compensation Committee retains discretion to make adjustments as needed to incorporate the results of its comprehensive review.

Target award opportunities: The following target non-equity incentive compensation (as a percentage of base salary) was approved for fiscal year 2022. No changes were made to the 2021 target bonus percentages.

Name	Fiscal Year 2022 Target (1) (% of Salary)
Rodney D. Windley	100%

Tony Strange	100%

Jeff Shaner	75%

David Afshar	75%

Shannon Drake	60%

(1)

Participants may earn from 50% to 200% of target non-equity incentive compensation based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. The threshold represents 50% of the target amount; the target level represents 100% of the target amount, and the maximum represents 200% of the target amount.

Based upon the Compensation Committee’s comprehensive review and evaluation of Aveanna’s performance in 2022 with respect to the aforementioned metrics, the following incentives were approved for fiscal year 2022:

Approved Fiscal Year 2022 Actual Non-equity Incentive Compensation

Name	Fiscal Year 2022 Target Incentive (% of Salary)	Fiscal Year 2022 Actual Incentive Earned (% of Target)	Fiscal Year 2022 Actual Incentive Earned
Rodney D. Windley	100%	0%	—

Tony Strange	100%	0%	—

Jeff Shaner	75%	0%	—

David Afshar	75%	0%	—

Shannon Drake	60%	0%	—

Long-Term Equity Incentive Plans

In addition to base salary and annual incentive compensation, each of our Named Executive Officers is provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating alignment between executive and stockholder interests.

2021 Plan

We have adopted the 2021 Plan, which became effective on April 28, 2021, the day the registration statement filed in connection with our initial public offering became effective. On and after the 2021 Plan’s effectiveness, no new awards may be granted under our previous stock incentive plan (the “2017 Plan”). Shares of our common stock that are subject to awards that are forfeited and/or cancelled under the 2017 Plan on or after the 2021 Plan’s effectiveness shall be available to be issued as part of the 2021 Plan. The 2021 Plan is designed to provide the Board and the Compensation Committee with flexibility in terms of the types of awards that can be granted and the underlying terms and conditions of such awards. The material terms of the 2021 Plan are summarized below.

Share Reserve. The maximum aggregate number of shares of common stock that may be subject to awards under the 2021 Plan will be 14,413,135 shares (the “Initial Share Pool”). The 2021 Plan contains an automatic share increase feature pursuant to which the 2021 Plan share pool will automatically increase, commencing on January 1, 2022 and ending on and including January 1, 2031 in an amount equal to the lesser of (i) two percent (2%) of the number of outstanding shares on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board; provided that, the maximum number of shares that may be issued upon the exercise of incentive stock options shall equal the Initial Share Pool.

Administration. Unless the Board assumes authority for administration, the Compensation Committee administers the 2021 Plan, and the 2021 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our Board of Directors or one or more of our officers, other than awards made to individuals who are subject to Section 16 of the Exchange Act, or officers or directors to whom authority to grant or amend awards has been delegated hereunder, which must be approved by our full Board of Directors.

Eligibility. Incentive stock options (ISOs), nonqualified stock options, stock appreciation rights (SARs), restricted stock and all other stock-based and cash-based awards under the 2021 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only Aveanna employees may be granted ISOs.

Awards. The 2021 Plan provides that the administrator may grant or issue ISOs, nonqualified stock options, SARs, restricted stock, restricted stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Director Limit. The 2021 Plan provides that the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards or other fees granted to a non-employee director during any calendar year shall not exceed $750,000.

Change in Control. In the event of a change in control, each outstanding award will be treated as the Compensation Committee determines in its sole discretion and on such terms and conditions as the Compensation Committee deems appropriate including, without limitation, assumption or substitution of awards by the acquirer, termination of awards or cash-out of awards. In the event the acquirer does not assume or substitute awards granted, prior to the consummation of such transaction, awards issued under the 2021 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The Compensation Committee may also make appropriate adjustments to awards under the 2021 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Adjustments of Awards. In the event of any stock dividend or other distribution, stock split, forward stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock, the administrator will make appropriate, proportionate adjustments pursuant to criteria set forth in the 2021 Plan.

Amendment and Termination. The administrator may terminate, amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No awards will be granted pursuant to the 2021 Plan after the earlier of the tenth anniversary of (i) the effective date of the 2021 Plan and (ii) the date the 2021 Plan was approved by the Company’s stockholders.

Long-Term Incentives – Fiscal Year 2021 Grants

Our common stock started trading publicly on April 29, 2021. In order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, on December 29, 2021, we granted RSUs to members of senior management, including the following three NEOs: Mr. Shaner, Mr. Afshar, and Mr. Drake.

Such RSUs will not vest until four years from the grant date, or December 29, 2025, and generally will be forfeited if the recipient voluntary terminates employment prior to the vesting date.

No equity grants were made to Mr. Windley or Mr. Strange in fiscal year 2021.

Our fiscal year 2021 NEO RSU grants are summarized as follows:

•	Mr. Shaner: 180,000 RSUs with a grant date value of $1,260,000

•	Mr. Afshar: 130,000 RSUs with a grant date value of $910,000

•	Mr. Drake: 125,000 RSUs with a grant date value of $875,000

To determine the appropriate long-term incentive grants, the Compensation Committee used competitive market data from the 2020 total compensation study and considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.

Long-Term Incentives – Fiscal Year 2022 Grants

The Company took an additional step toward enhancing the performance orientation of our long-term incentive equity program by approving the implementation of performance shares.

In the first quarter of 2022, the Compensation Committee, with the assistance of Aon, approved a new long-term incentive (“LTI”) structure for fiscal year 2022 and beyond, which currently consists of 50% performance stock units and 50% time-based restricted stock units for all executive officers and some senior management groups, and 100% time-based restricted stock units for certain other senior management groups.

•

Performance shares: weighted 50% on annual Adjusted EBITDA performance and 50% on three-year relative total shareholder return performance. Our relative total shareholder return will be compared to the healthcare services and healthcare facilities companies in the S&P Healthcare Services Select Index. Earned amounts become vested at the end of three years.

•	Restricted stock units: vesting occurs on a cliff basis three years after the grant date.

•	Certain other officers and personnel will be eligible to receive such RSUs.

See “—Executive Compensation Objectives and Philosophy—Fiscal Year 2022 NEO Target Compensation Structure Summary—Long-Term Incentives” for further details on the LTI grants to our NEOs for fiscal year 2022.

Historical Stock Option Awards

Stock options held by our NEOs contain the following vesting terms: 50% based upon time vesting, and 50% based upon performance vesting. Time-based vesting occurs ratably over five years. Completion of the Company’s IPO in April 2021 resulted in the Company’s performance-vesting options becoming eligible to potentially vest, and such vesting is based upon the achievement of certain Aveanna share prices as set forth below in further detail.

Modification of Stock Options in Fiscal Year 2021

As more fully discussed in Note 12 to our audited consolidated financial statements for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2023 (the “audited consolidated financial statements”), on June 17, 2021 the Company established the Volume Weighted Average Price (“VWAP”) per share hurdles for its performance-vesting options, which resulted in an accounting modification on that date. The exercise prices of the performance-vesting options were not changed, nor were any other terms and conditions changed, other than to establish the VWAP. Vesting of the performance-vesting options begins upon the achievement of the minimum VWAP per share hurdles for any ninety consecutive day period (“90 day period”) commencing on or after the nine-month anniversary of our IPO on April 28, 2021.

The minimum VWAP per share hurdle for any 90 day period, which is necessary for 50% of the performance-vesting options to vest, is $10.13 per share. The necessary VWAP per share hurdle for any 90 day period in order for 75% of the performance vesting options to vest, is $12.79. 100% vesting occurs upon attaining a VWAP per share hurdle of $15.52 per-share for any 90 day period, with straight-line interpolation of vesting from 75% to 100% should the VWAP per share for any 90 day period be between $12.79 and $15.52 per share. No straight-line interpolation of vesting occurs should the VWAP per share for any 90 day period be between $10.13 and $12.79.

Compensation Risk Assessment

The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Compensation Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. We believe that the following features of our programs mitigate this risk:

•	the Compensation Committee retained an independent compensation consultant, Aon, to assist with 2021 and 2022 compensation decisions;

•

the Compensation Committee approves the Annual Cash Incentive Plan financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;

•	the annual cash incentive bonus plan has capped potential payouts at 200% of the target opportunity to mitigate potential windfalls;

•	we utilize a mix of cash and equity incentive programs, and all equity awards granted to our NEOs have multi-year vesting;

•

we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty; and

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging.

Tax and Accounting Implications

Our Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and considers the impact of tax and accounting treatment when determining executive compensation.

Our Compensation Committee also considers the accounting impact when structuring and approving awards. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), which governs the appropriate accounting treatment of equity-based payments under GAAP.

Other Practices, Policies and Guidelines

We provide a comprehensive offering of benefit plans to our employees, including access to insurance for major medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability, as well as healthcare and flexible spending accounts, wellness programs and various other voluntary benefit programs. These benefit programs are generally available to all our eligible full and part time employees. We do not provide any “Cadillac” or “top hat” benefit plans solely for our senior executives, and our executive officers participate in the same plans with the same cost structures as our general employee population.

401(k) Plan. We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Code. Our 401(k) Plan is offered on a nondiscriminatory basis to all full-time and part-time regular and temporary employees, including our executive officers with no minimum hour requirement for participation. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making deferral contributions, including after-tax Roth and catch-up contributions.

Participating employees may contribute up to 100% of their eligible compensation, but not more than the statutory limits. Participants are eligible to receive the value of their vested account balance upon termination of employment. Participants are always 100% vested in their voluntary contributions. Vesting of matching contributions, if any, is subject to our vesting schedule at 20% per year for each full year of service during which an employee works 1,000 hours, or upon the attainment of normal retirement age of the participant.

Employer matching contributions to the 401(k) Plan are made in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 5% of the participant’s annual eligible compensation), subject to certain other limits. The Compensation Committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.

Deferred Compensation Plan. Effective January 1, 2023, we implemented a Deferred Compensation Plan (the “DC Plan”) for certain of our executives. The DC Plan is a non-qualified retirement plan that covers select employees, including our named executive officers. The plan provides eligible employees the opportunity to defer compensation and is offered as an alternative to the Company’s 401(k) plan. Participants in the DC Plan are not eligible to contribute to the 401(k) Plan.

Under the DC Plan, participants may contribute up to 50% of their base salaries and up to 50% of their annual bonus on a pre-tax basis. The DC Plan permits us to make matching contributions and discretionary contributions, as determined by the Compensation Committee. In 2023, we are providing matching contributions using the same formula as provided under the 401(k) Plan, in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 5% of the participant’s annual eligible compensation), subject to the annual compensation limit for qualified plans.

Participants become 20% vested in our matching contributions each year. Participants also generally become fully vested upon termination of employment due to their death, disability, or attainment of age 55 with five years of service, and upon a change in control of the Company. Additionally, in order to comply with Section 409A of the Internal Revenue Code, the DC Plan limits the timing of distributions and deferral elections. A participant is always 100% vested in his or her own contributions.

Contributions under the DC Plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the DC Plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. All pre-tax contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits. The assets in this trust are subject to the claims of our general creditors.

Employee Stock Purchase Plan. We maintain an Employee Stock Purchase Plan, which we refer to as our ESPP. The ESPP is designed to allow our eligible employees to purchase shares of our common stock with their accumulated payroll deductions at certain stated times during stated offering periods. The ESPP is intended to qualify under Section 423 of the Code. The material terms of the ESPP are summarized below.

ESPP Administration. Subject to the terms and conditions of the ESPP, the Board of Directors has delegated administration of the ESPP to the Compensation Committee. Our Compensation Committee has in turn delegated administrative tasks and limited decision-making authority under the ESPP to the Company’s Retirement Committee, made up of senior officers, to assist in the administration of the ESPP. The Compensation Committee has final discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We bear all expenses and liabilities incurred by the Compensation Committee members and the other ESPP administrators in this capacity.

ESPP Share Reserve. The initial share reserve for grants under the ESPP was equal to 3% of the Company’s outstanding common shares as of the ESPP’s effective date (subject to customary anti-dilution adjustments). In addition, the ESPP includes an “evergreen” share replenishment feature whereby the total number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year by the least of (i) that number equal to 1% of the issued and outstanding shares of the Company as of the ESPP’s effective date, (ii) 1% of the Company’s outstanding common shares as of the last day of the prior fiscal year, or (iii) such lesser amount determined by Board.

ESPP Eligibility. All U.S. employees of the Company and its subsidiaries, who have more than 90 days of service as of an offering period, subject to certain limitations under Section 423 of the Code, are eligible to purchase shares of our common stock under our ESPP, subject to certain excepts as set forth in the ESPP.

ESPP Participation. Employees enroll under the ESPP by completing an electronic payroll deduction permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% (or such greater percentage as the Compensation Committee may establish from time to time before an offering date) of their compensation. However, a participant may not purchase more than a certain number of shares as set forth in the ESPP in each offering period and up to a fair market value of $25,000 of Company shares per calendar year under all “employee stock purchase plans” of the Company, as determined in accordance with Section 423 of the Code. Shares purchased under the ESPP are subject to a 6 month lock up period.

ESPP Offering. Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the Compensation Committee. In fiscal year 2023, each offering shall be a consecutive six (6) month period unless otherwise determined by the Compensation Committee. However, in no event may an offering period be longer than 27 months in length.

ESPP Price. The option purchase price will be equal to 85% of the lesser of (i) the fair market value of a share of common stock of the Company on the first trading date of the applicable offering period and (ii) the fair market value of a Company share on the applicable purchase date.

ESPP Adjustments Upon Changes In Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Compensation Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the ESPP, subject to certain excepts set forth in the ESPP.

ESPP Amendment and Termination. Our Board or the Compensation Committee may make certain amendments to the ESPP or suspend or terminate the ESPP at any time, subject to certain exceptions for which stockholder approval is required.

Stockholder Vote on Executive Compensation

Say-On-Pay

At the annual meeting of stockholders of the Company held on May 10, 2022, the Company’s stockholders voted, on an advisory, non-binding basis, on the compensation paid to the Company’s Named Executive Officers, otherwise referred to as “say on pay.” The stockholders voted overwhelmingly to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. The Company’s Board of Directors considered the recommendations of the stockholders and determined that the Company would not make any material modifications to the compensation arrangements for the Named Executive Officers.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Compensation Committee by specific reference.

The Compensation Committee of the Board of Directors of Aveanna Healthcare Holdings Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

This report has been approved by the members of the Compensation Committee:

Devin O’Reilly (Chair)

Christopher R. Gordon

Steven E. Rodgers

Robert M. Williams, Jr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Devin O’Reilly (Chair), Christopher R. Gordon, Steven E. Rodgers and Robert M. Williams, Jr. During fiscal year 2022:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee;

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board.

Summary Compensation

The following table sets forth information concerning total compensation for our Named Executive Officers for fiscal years 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Tony Strange	2022	750,000	-	2,834,112	-	-	1,728,855	5,312,967

Chief Executive Officer (PEO)	2021	750,000	-	-	1,737,760	750,000	1,746	3,239,506

David Afshar	2022	475,000	-	1,038,151	-	-	1,351	1,514,502

Chief Financial Officer	2021	400,000	-	910,000	569,112	300,000	1,397	2,180,509

Rodney D. Windley	2022	750,000	-	2,834,112	-	-	1,529,708	5,113,820

Executive Chairman	2021	750,000	-	-	1,737,760	750,000	698	3,238,458

Jeff Shaner	2022	550,000	-	1,389,095	-	-	1,422	1,940,517

Chief Operating Officer	2021	550,000	-	1,260,000	1,737,760	412,500	1,746	3,962,006

Shannon Drake	2022	400,000	-	618,560	-	-	1,318	1,019,698

Chief Legal Officer and Secretary	2021	375,000	-	875,000	223,405	225,000	1,310	1,699,715

(1)

Represents (i) aggregate grant date fair values of RSU and PSU awards granted on February 14, 2022 pursuant to our 2021 Plan; and (ii) aggregate grant date fair value of RSU awards granted on December 29, 2021. The grant date fair value of our RSUs and PSUs is accounted for in accordance with ASC Topic 718 and as further discussed in the footnotes to the audited consolidated financial statements.

(2)

Amounts in this column reflect the aggregate grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in the footnotes to our audited consolidated financial statements.

(3)	Represents incentive awards earned under our 2021 Plan. For 2021, the payments were made on March 11, 2022.

(4)

Represents (i) costs attributable to life insurance premiums paid by the Company on behalf of the Named Executive Officers and for which Company is not the beneficiary of the related insurance policies; (ii) upon their separation from employment with Aveanna on December 31, 2022, both Mr. Windley and Mr. Strange are entitled to severance benefits due upon a separation from employment triggered by the Company without “cause”, including, twelve months of continued base salary payments, payment of an amount equal to the annual bonus paid in 2021, and other customary health and welfare benefits; and/or (iii) non-employee consulting services to be provided by Mr. Strange, as applicable.

Fiscal 2021 Supplemental Compensation Table

We are providing the following table (the “Supplemental Table”) to provide summary compensation information for our NEOs with respect to their respective compensation for fiscal year 2021 that excludes the effects of the modification of the performance-vesting. Please see “—Modification of Stock Options in Fiscal Year 2021” above. Under ASC 718, the modification resulted in incremental compensation cost, or incremental fair value, that was required to be reported as additional compensation in fiscal year 2021 under the SEC’s disclosure rules. Accordingly, we believe that excluding the incremental fair value associated with the modification in the following Supplemental Table enables investors to better understand the compensation actually earned by or awarded to our NEOs in fiscal year 2021.

Other than with respect to the exclusion of the incremental fair value associated with the award modification, the information for the Supplemental Table is the same as that provided in our Summary Compensation Table and accompanying footnotes. The Supplemental Table is intended to provide investors with additional compensation information and is not a replacement for our Summary Compensation table above, which has been prepared in accordance with the SEC’s disclosure rules.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	ASC 718 Aggregate Incremental Fair Value of Modified Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total (excluding ASC 718 Aggregate Incremental Fair Value of Modified Option Awards) ($)

Tony Strange	2021	750,000	-	-	1,737,760	750,000	1,746	1,501,746

Chief Executive Officer

David Afshar	2021	400,000	910,000	-	569,112	300,000	1,397	1,611,397

Chief Financial Officer

Rodney D. Windley	2021	750,000	-	-	1,737,760	750,000	698	1,500,698

Executive Chairman

Jeff Shaner	2021	550,000	1,260,000	-	1,737,760	412,500	1,746	2,224,246

Chief Operating Officer

Shannon Drake	2021	375,000	875,000	-	223,405	225,000	1,310	1,476,310

Chief Legal Officer and Secretary

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding awards granted held by the Named Executive Officers as of December 31, 2022.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Grant Date	Number of Shares or Units That Have Not Yet Vested (#) (2)	Market Value of Shares or Units That Have Not Yet Vested ($) (3)

Tony Strange	12/1/2017	1,206,778	1,206,778	4.88	11/30/2027	2/14/2022	268,509	209,437
	12/1/2017	709,870	-	9.76	11/30/2027		-	-

David Afshar	6/29/2018	283,948	425,922	4.88	6/28/2028	12/29/2021	130,000	101,400

	11/24/2020	20,500	82,000	15.00	11/23/2030	2/14/2022	204,260	159,323

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Grant Date	Number of Shares or Units That Have Not Yet Vested (#) (2)	Market Value of Shares or Units That Have Not Yet Vested ($) (3)

Rodney D. Windley	12/1/2017	1,206,778	1,206,778	4.88	11/30/2027	2/14/2022	268,509	209,437

	12/1/2017	709,870	-	9.76	11/30/2027		-	-

Jeff Shaner	12/1/2017	1,206,778	1,206,778	4.88	11/30/2027	12/29/2021	180,000	140,400
	12/1/2017	709,870	-	9.76	11/30/2027	2/14/22	273,327	213,195
Shannon Drake	12/1/2017	141,974	-	4.88	11/30/2027	12/29/2021	125,000	97,500

	11/24/2020	20,500	82,000	15.00	11/23/2030	2/14/2022	121,704	94,929

(1)	The contractual term of all stock option awards under the 2021 Plan is ten years.

(2)	Represents (i) RSU and PSU awards granted during fiscal year 2022, pursuant to our 2021 Plan; and (ii) RSUs granted on December 29, 2021.

(3)	Market value is based upon Aveanna’s closing stock price on the last day of trading for fiscal year 2022.

Option Exercises and Stock Vested

There were no exercises of stock options by the named executive officers in fiscal year 2022, nor did any restricted stock units held by the named executive officers in 2022 become vested, with the exception of Mr. Windley and Mr. Strange. Upon their separation from employment with Aveanna on December 31, 2022, both Mr. Windley and Mr. Strange vested in fifty percent of their restricted stock units granted in 2022 and remain eligible in the future to vest in their performance stock units, based on actual performance through the applicable performance periods.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO ($) (1) (a)	Compensation Actually Paid to PEO ($) (2) (b)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3) (c)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (d)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4) (e)	Net Loss ($) (5) (f)
2022	5,312,967	(2,617,361)	2,397,134	(3,033,177)	5.20	(659,396)

2021	3,239,506	(6,685,321)	2,770,172	(3,417,587)	49.33	(117,044)

(1)	Mr. Strange served as the PEO for fiscal years 2022 and 2021. Total compensation of the PEO as reported in the Summary Compensation Table.

(2)

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table above. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Generally, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the applicable fiscal year end, or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year-end Equity Fair Value ($)	Change in Fair Value of Prior Equity Awards ($)	Fair Value at Vesting Date of Awards Granted and Vested in Same Year ($)	Change in Fair Value of Awards Granted in PY that Vested in CY ($)	Compensation Actually Paid ($)
2022	PEO	5,312,967	(2,834,112)	123,514	(4,235,791)	104,718	(1,088,656)	(2,617,361)
	Non-PEO NEOs	2,397,134	(1,470,004)	65,338	(3,431,849)	26,180	(619,976)	(3,033,177)

2021	PEO	3,239,506	(1,737,760)	-	(8,173,721)	-	(13,346)	(6,685,321)

	Non-PEO NEOs	2,770,172	(1,828,259)	804,750	(5,130,812)	-	(33,437)	(3,417,587)

(3)	Average total compensation of the Non-PEO NEOs as reported in the Summary Compensation Table. The non-PEO NEOs for fiscal years 2021 and 2022 were Mr. Windley, Mr. Shaner, Mr. Afshar and Mr. Drake.

(4)	Total shareholder return in the covered fiscal year based on a fixed investment of $100 as of December 31, 2020.

(5)	Net loss as reported in our Annual Reports on Form 10-K.

Narrative to Pay versus Performance Table

Compensation Actually Paid versus Total Shareholder Return

Compensation Actually Paid to the PEO and Average Compensation Actually Paid to Non-PEO NEOs in the covered fiscal years was negative, as was Total Shareholder Return in the comparable periods.

Compensation Actually Paid versus Net Loss

Compensation Actually Paid to the PEO and Average Compensation Actually Paid to Non-PEO NEOs in the covered fiscal years was negative. The Company reported a net loss in the comparable periods.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have Employment Agreements with each of our Named Executive Officers. Each of the Employment Agreements has an initial three-year term of employment and automatically renews for additional one-year periods unless otherwise terminated by either of the parties to the Employment Agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to our senior executive officers. Each of these executives has an opportunity to earn an annual non-equity incentive award based upon achievement of performance goals to be established by the Board of Directors. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible, in the sole discretion of the Board of Directors, for equity grants under the 2021 Plan.

The Employment Agreements may be terminated by us at any time with or without “Cause” (as defined therein), or by the executive with or without “Good Reason” (as defined therein). The Employment Agreements also terminate automatically upon the voluntary termination, death or disability of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

Executive’s Death, Disability, Voluntary Termination or Termination for Cause

If an executive is terminated for Cause, voluntarily resigns without Good Reason or is terminated due to death or Disability, the executive receives only the salary and vested benefits that have accrued through the date of termination. No other severance benefits are payable. Specifically, the executive will be entitled to (i) any base salary that has accrued but is unpaid, (ii) any annual bonus that has been earned for the calendar year preceding the calendar year in which termination occurs but is unpaid, (iii) a pro-rata portion of the executive’s annual bonus for the calendar year in which the termination occurs based on actual results for such year, payable at the same time annual bonuses for such year are paid to other senior executives of the Company, (iv) any reimbursable expenses that have been incurred but are unreimbursed, (v) pay for any vacation days that have accrued under the Company’s vacation policy but are unused, as of the end of the employment period, and (vi) any plan benefits that by their terms extend beyond termination of executive’s employment (but only to the extent provided in any such benefit plan in which executive has participated as a Company employee).

Termination without Cause; Resignation for Good Reason

Under the Employment Agreements, if the executive is terminated without Cause or resigns for Good Reason, in addition to those sums the executive receives in the event of termination for death, Disability, Voluntary Termination, or Termination for Cause, the executive will also receive the following benefits:

(a)	payment of severance benefits equal to one (1) times the executive’s base salary for the year in which the termination occurs;
(b)	an amount equal to the annual bonus which executive received for the year prior to the year in which the termination occurred; and
(c)	the continuation of health and welfare benefits for the COBRA-eligible period.

Restrictive Covenants

Each of the Employment Agreements contains confidentiality, non-disparagement, cooperation, non-compete and non-solicitation covenants that apply during the executive’s employment with the Company and for a one-year period after the executive’s termination of employment (or for a two-year period if the Company elects to extend the restricted period following the executive’s termination). If the Company elects to extend the restrictive covenants of the Employment Agreements through twenty-four (24) months following the executive’s termination, the executive shall receive (a) severance benefits equal to two (2) times the executive’s base salary at termination and (b) annual bonuses equal to two (2) times the annual bonuses which executive received for the year prior to the year in which the termination occurred.

Treatment of Equity Awards Upon the Executive’s Termination, Death or Disability, or a Change of Control

Under the 2017 Plan, vested options generally remain exercisable for ninety days following the Named Executive Officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause or breach of a restrictive covenant, and (ii) vested options remain exercisable for a period of twelve months following termination in the event of the Named Executive Officer’s death or Disability (as defined in the 2017 Plan). Upon the death or Disability of a Named Executive Officer, pursuant to the 2017 Plan, the Named Executive Officer is entitled to the immediate vesting of an additional forty percent (40%) of their Time-Vesting Options (as defined in the 2017 Plan), provided that no more than one hundred (100%) of the Time-Vesting Options will vest as a result of this additional vesting. Any unvested options lapse on termination of employment.

There is no automatic acceleration of vesting of awards under the 2021 Plan upon a Named Executive Officer’s termination, death, disability, or a change in control of the Company.

Separation Agreement with Tony Strange

On December 13, 2022, we announced Mr. Strange would separate from employment with the Company, effective December 31, 2022. In connection with his separation from employment, Mr. Strange will receive, in addition to any accrued benefits, the severance benefits due upon a separation from employment triggered by the Company without “cause” (as defined in, and as provided under the terms of, his Employment Agreement, dated March 15, 2017 and as amended on January 23, 2018), which includes twelve months of continued base salary payments, payment of an amount equal to the annual bonus paid to Mr. Strange in 2021, paid at the same time as annual bonuses are paid to other senior executives of the Company, and up to twenty-four months of continued health and welfare benefits. Additionally, Mr. Strange remains eligible to vest in his performance-based stock options following his separation from employment, and he remains eligible to exercise all of his vested stock options (including any performance-based stock options that vest following his employment separation date) until their applicable expiration date. Mr. Strange vested in fifty percent of his restricted stock units upon his separation from employment and remains eligible to vest, following his separation from employment, in his performance stock units, based on actual performance through the entire applicable performance period, and, if earned, such performance stock units will be settled in accordance with their terms. Mr. Strange’s entitlement to the foregoing severance and incentive equity treatment is conditioned on his continued compliance with his restrictive covenant and other specified obligations, which include non-competition, non-solicitation, confidentiality and non-disparagement covenants. In consideration of the Company’s treatment of his equity awards described herein, Mr. Strange agreed to extend the duration of his non-competition, non-solicitation and cooperation covenants until twenty-four months following his separation from employment. Following this transition period, Mr. Strange will provide non-employee consulting services for a period of up to six months following his employment separation date, with the consideration for such services in the form of a cash fee in the aggregate amount of $200,000 for the entire six-month period (pro-rated for any partial months of service).

Separation Agreement with Rodney Windley

On December 7, 2022, Rodney Windley informed the Board of his intention to retire as Executive Chairman of the Board, effective December 31, 2022. On December 13, 2022, the Board confirmed that Mr. Windley will continue to serve as the non-executive Chairman of the Board following his retirement as Executive Chairman. Mr. Windley will continue to receive the same compensation and benefits as currently in effect and remain eligible to vest in his incentive equity awards until the effective date of his separation from employment. In connection with Mr. Windley’s separation from employment, he will receive, in addition to any accrued benefits, the severance benefits due upon a separation from employment triggered by the Company without “cause” (as defined in, and as provided under the terms of, his Employment Agreement, dated March 15, 2017 and as amended on January 23, 2018), which includes twelve months of continued base salary payments, payment of an amount equal to the annual bonus paid to Mr. Windley in 2021, paid at the same time as annual bonuses are paid to other senior executives of the Company, and up to twenty-four months of continued health and welfare benefits. Mr. Windley remains eligible to vest in his performance-based stock options following his separation from employment, and he remains eligible to exercise all of his vested stock options (including any performance-based stock options that vest following his employment separation date) until their applicable expiration date. Mr. Windley vested in fifty percent of his restricted stock units upon his separation from employment and remains eligible to vest, following his separation from employment, in his performance stock units, based on actual performance through the entire applicable performance period, and, if earned, such performance stock units will be settled in accordance with their terms. Mr. Windley’s entitlement to the foregoing severance and incentive equity treatment is conditioned on his continued compliance with his restrictive covenant and other specified obligations, which include non-competition, non-solicitation, confidentiality and non-disparagement covenants. In consideration of the Company’s treatment of his equity awards described immediately above, Mr. Windley agreed to extend the duration of his non-competition, non-solicitation and cooperation covenants until twenty-four months following the date on which he ceases to serve as non-executive Chairman of the Board.

DIRECTOR COMPENSATION

Consistent with the Company’s independent director compensation policy, effective January 1, 2021, our independent directors receive an annual retainer of $70,000. Our compensated independent directors are Victor F. Ganzi, Sheldon M. Retchin, Steven E. Rodgers, Erica Schwartz, and Richard C. Zoretic. In addition, the Chairmen of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Clinical Quality Committee each receive an additional annual retainer of $25,000, $15,000, $12,000 and $12,000, respectively. Independent directors are reimbursed for reasonable expenses incurred in attending Board of Directors meetings and committee meetings, as well as with any director education programs they attend relating to their service on our Board of Directors. In addition, each compensated independent director receives an annual grant of deferred restricted stock units of the Company valued at approximately $130,000, which is generally awarded following the Company’s May Board of Directors meeting. Each grant of restricted stock to an independent director fully vests as of the grant date, pursuant to the terms of the 2021 Plan. Effective January 1, 2023, the Board Chairman will receive an annual retainer of $90,000 and an annual deferred restricted stock unit grant valued at approximately $150,000, to be awarded in conjunction with the awards of other compensated directors.

The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Victor F. Ganzi	$ 95,000	$130,000	$ -	$225,000
Christopher R. Gordon (2)	$ -	$-	$ -	$-
Devin O’Reilly (2)	$ -	$-	$ -	$-
Sheldon M. Retchin, M.D., M.S.P.H.	$ 94,500	$130,000	$ -	$224,500
Steven E. Rodgers	$ 90,000	$130,000	$ -	$220,000
Erica Schwartz, M.D., J.D., M.P.H.	$ 76,000	$130,000	$ -	$206,000
Robert M. Williams, Jr. (2)	$ -	$-	$ -	$-
Richard C. Zoretic	$ 82,500	$130,000	$ -	$212,500

(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in the footnotes to our audited consolidated financial statements. All restricted stock units granted to independent directors on August 15, 2022 will vest on August 15, 2023, the one-year anniversary of the date of grant.

(2)	Directors affiliated with our Sponsors did not receive any compensation from Aveanna for fiscal year 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our outstanding capital stock. The summaries of certain provisions of our related party agreements are qualified in their entirety by reference to all of the provisions of such agreements.

Management Agreement

The Company was previously party to an advisory services agreement (the “Management Agreement”) with Sponsor Affiliates (the “managers”), which was terminated upon completion of the Company’s initial public offering. Under the Management Agreement, the managers received a quarterly management fee, plus out of pocket expenses, from the Company for providing general and strategic advisory services. The Company paid the managers approximately $0.8 million in management fees and expenses during fiscal year 2021 prior to the termination of the Management Agreement. Additionally, upon completion of the Company’s initial public offering the managers waived their right to receive certain transaction fees due under the Management Agreement.

Stockholders Agreement

On March 16, 2017, the Company and the Sponsor Affiliates entered into a stockholders’ agreement (the “Original Stockholders Agreement”) with respect to their respective investments in the Company, with other investors joining the Stockholders Agreement thereafter from time to time upon their investment in the Company (collectively with the Sponsor Affiliates, the “Investors”). In connection with the consummation of the initial public offering, we amended and restated the Original Stockholders Agreement (as amended and restated, the “A&R Stockholders Agreement”).

Pursuant to the A&R Stockholders Agreement, each of the Sponsor Affiliates has the right to designate: (i) four of the Company’s directors if such Sponsor Affiliate retains at least 50% of its percentage ownership in the Company as of the effective date of the A&R Stockholders Agreement (“Original Ownership Percentage”), (ii) three directors if it retains at least 25% but less than 50% of its Original Ownership Percentage (iii) two directors if it retains at least 10% but less than 25% of its Original Ownership Percentage and (iv) one director if it owns at least 3% of the issued and outstanding common stock on a fully diluted basis but less than 10% of its Original Ownership Percentage, in each case as of the date of determination.

In addition, under the A&R Stockholders Agreement, there are certain restrictions on the ability of the parties to the A&R Stockholders Agreement to sell shares of common stock of the Company. An Investor who is not a Sponsor Affiliate is only able to sell an amount of shares that would result in such Investor retaining a percentage of the shares of common stock it owned at the time of the closing of the initial public offering that is no greater than the percentage of shares that the Sponsor Affiliates have retained compared to the number of shares they owned at the time of such closing. Further, the Sponsor Affiliates appointed a coordination committee (the “Coordination Committee”) in connection with the closing of the initial public offering. The Coordination Committee is initially composed of Robert M. Williams, Steven Rodgers, Christopher R. Gordon and Devin O’Reilly. During the first two years following the initial public offering, the Sponsor Affiliates will not be able to transfer shares of the Company, other than pursuant to certain exceptions stated in the A&R Stockholders Agreement, without the approval of each member of the Coordination Committee.

Registration Rights Agreement

Concurrently with the Original Stockholders Agreement, we entered into a registration rights agreement (the “Original Registration Rights Agreement”) with certain of the Investors. In connection with the consummation of the initial public offering, we amended and restated the Original Registration Rights

Agreement (as so amended and restated, the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, certain Sponsor Affiliates who hold more than 2% of registrable securities have the right to require us to file a registration statement with the SEC for the sale of our common stock, subject to certain exceptions. Such Sponsor Affiliates have the right to an unlimited number of such “demand” registrations, provided that any demand registration within the first two years following the initial public offering will require the consent of the Coordination Committee. Following the one year anniversary of the initial public offering, the Company will be obligated to use its reasonable best efforts to file a resale “shelf” registration with the SEC and to take steps to keep such resale shelf registration effective until the earlier of (i) the date on which all the registrable securities included in such “shelf” registration have been sold, (ii) the date as of which there are no longer in existence any registrable securities covered by the shelf registration and (iii) an earlier date agreed to in writing by the majority holders of the Sponsor Affiliates. The Company will also be required to facilitate “takedown” offerings from the shelf upon demand by the Sponsor Affiliates. All holders of registrable securities party to the A&R Registration Rights Agreement are entitled to certain “piggyback” registration rights in subsequent offerings. Such holders are entitled to notice of a registered offering and to have their shares included on a pro rata basis. The A&R Registration Rights Agreement also provides that the Company will pay certain expenses of the holders party to the A&R Registration Rights Agreement relating to the registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended (the “Securities Act”) and other federal or state securities laws.

Jet Linx Arrangement

RDW Ventures, LLC (“RDW”), an entity owned and controlled by Mr. Windley, our Chairman, and for which he serves as Chair, is party to an aircraft lease and services agreement with JET LINX Aviation, LLC (“Jet Linx”), which provides private jet management services. Pursuant to RDW’s agreement with Jet Linx, Jet Linx maintains and operates an aircraft owned by RDW for on-demand charter flights by either RDW or clients of Jet Linx, for which Jet Linx provides certain compensation to RDW. From time to time, our management engages Jet Linx for the use of the aircraft owned by RDW for business related travel, which, for the year ended December 31, 2022, resulted in the payment by Jet Linx of approximately $180,000 to RDW, which was then used to provide payment to pilots and for repairs, maintenance and other related service costs.

Revenue Cycle Software Agreements

Certain of our subsidiaries are party to software agreements with ZirMed, Inc. d/b/a Waystar (“Waystar”), in which affiliates of Bain Capital, one of our Sponsors, held a controlling interest prior to October 2019 and currently hold a minority position. These agreements allow us to utilize certain Waystar software in the management of our business, including with respect to payment processing, patient claim management and patient denial and appeal management. For the fiscal year ended December 31, 2022, we paid Waystar approximately $0.4 million pursuant to these contracts. We believe that the terms obtained and consideration received in connection with these agreement are comparable to terms available and the amounts we would have exchanged in an arm’s length transaction.

Director and Officer Indemnification and Insurance

Our Amended Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

PROPOSAL 4—APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Background

On March 13, 2023, the Board unanimously adopted resolutions (i) approving the Amendment to effect the Reverse Stock Split and declaring the Amendment and the Reverse Stock Split advisable and (ii) directing that the Reverse Stock Split Proposal be submitted to our stockholders for approval.

If approved by our stockholders, the Board would be permitted, but not required, to effect the Reverse Stock Split at any time prior to the close of business on December 29, 2023, by a ratio in the range of 1-for-5 to 1-for-20 (the “Range”), with the exact ratio to be set within the Range by our Board in its sole discretion and publicly announced by the Company (the “Effective Ratio”). If the Company proceeds with a Reverse Stock Split, the Reverse Stock Split will be effected only at the Effective Ratio. The Reverse Stock Split, if completed, would affect all of our holders of common stock uniformly, with the number of outstanding shares of our common stock being reclassified and combined into a lesser number of shares (without reducing the number of authorized shares of our common stock). The following description of the Amendment is a summary and is qualified in its entirety by the full text of the Amendment, which is set forth on Appendix A attached to this Proxy Statement.

If stockholders approve the Reverse Stock Split Proposal, the Board, in its sole discretion, could determine to cause the Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split at any time on or prior to the close of business on December 29, 2023. Even with stockholder approval of the Reverse Stock Split Proposal, the Board may determine, in its sole discretion, not to proceed with the Reverse Stock Split or file the Amendment. No further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split. If the Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 29, 2023, then our Board will have been deemed to have abandoned the Amendment and the Reverse Stock Split.

Purpose of Reverse Stock Split

Meet Certain Continued Listing Requirements of the Nasdaq Stock Market LLC, If No Longer Compliant

On December 23, 2022, we received a written notice from Nasdaq, notifying us that, based on the closing bid price of our common stock for the prior 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

Under Nasdaq Listing Rule 5810(c)(3)(A), if, during the 180 calendar day period following the date of a notice of noncompliance with the Minimum Bid Price Requirement (the “Compliance Period”), the closing bid price of the applicable listed security is at or above $1.00 for a minimum of 10 consecutive business days, a company will regain compliance with the Minimum Bid Price Requirement. From January 11 to January 25, 2023, the closing bid price of our common stock was at $1.00 per share or greater, and on January 26, 2023 Nasdaq confirmed that we had regained compliance with the Minimum Bid Price Requirement.

While we are currently compliant with the Minimum Bid Price Requirement, our Board has considered the volatility of the stock market currently and in recent years, the recent trading price data and history of our common stock and the potential harm to us and our stockholders should our common stock again fail to satisfy the Minimum Bid Price Requirement, which could lead to delisting from Nasdaq. Delisting could adversely affect the liquidity of our common stock because alternatives to Nasdaq, such as the OTC Bulletin Board and pink sheets, are generally considered less efficient markets. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors may not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board believes that it is in the best interests of the Company and its stockholders that our stockholders approve the Reverse Stock Split and provide the Board with the flexibility to deploy an expeditious and potentially effective means for us to maintain compliance with the Minimum Bid Price Requirement in the event that our stock price fails to comply with such rule prior to December 29, 2023. The Board believes that this could avoid, or mitigate, the likely adverse consequences of our common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Potentially Improve the Marketability and Liquidity of our Common Stock

Our Board believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage trading in our common stock. Although maintaining our listing on Nasdaq would likely be the primary reason for implementing the Reverse Stock Split, the Board would, if our stockholders approve the Reverse Stock Split Proposal and the Amendment, have the discretion to implement the Reverse Stock Split at any time on or prior to December 29, 2023 for any reason, including to potentially improve the marketability of our common stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated With the Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split, if completed, will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price or that our common stock will not be subject to delisting by Nasdaq.

On March 13, 2023, the closing sale price of our common stock was $1.55 per share. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Accordingly, there can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split, if completed, will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. We can provide no assurances concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market prices of our common stock after the Reverse Stock Split. Further, because we are currently in compliance with the Minimum Bid Price, the Range was established based on certain current assumptions of our Board, and, as a result, there can be no assurance that a reverse stock split within the Range will have the effect of regaining compliance with the applicable Nasdaq rules for the required compliance period.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of a Reverse Stock Split and could be adversely affect by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The Reverse Stock Split may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our common stock without proportionately reducing the number of authorized shares of common stock under our Amended Charter, which will give the Company a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our common stock is listed. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.

Procedure for Effecting the Reverse Stock Split

If stockholders approve the Reverse Stock Split Proposal, the effective time of the Reverse Stock Split (the “Effective Time”) will be the date and time specified in the Amendment that is filed with the Secretary of State of the State of Delaware. If the Reverse Stock Split Proposal is approved and the Board determines to proceed with the Reverse Stock Split, then the exact timing of the filing of the Amendment will be determined by our Board in its sole discretion and disclosed in a public announcement.

If, at any time prior to the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Amendment or abandon the Reverse Stock Split, then the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, or abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

If a Reverse Stock Split is effected, then, after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. After the Reverse Stock Split, if completed, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “AVAH” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Effect of the Reverse Stock Split

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

We are currently authorized under our Charter to issue up to a total of 1,005,000,000 shares of capital stock, composed of 1,000,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, the number of authorized shares of common stock would remain at 1,000,000,000. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock authorized and available for issuance under our Amended Charter. Our Board believes such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings and acquisitions, as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected.

Effect on Beneficial Holders of Common Stock

If we effect the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC, and no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Accounting Matters

The Reverse Stock Split, if completed, will not affect the par value per share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Effective Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged. Any common stock held in treasury will be reduced in proportion to the Effective Ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material United States Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S

Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who acquired our common stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT.

Tax Consequences to the Company

We believe that the proposed Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a reorganization under Section 368(a)(1)(E), we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders

Assuming the Reverse Stock Split qualifies as a reorganization under Section 368(a)(1)(E), a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock that is surrendered in exchange for cash in lieu of such fraction share). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Long-term capital gains of individuals are subject to tax at reduced rates. The deductibility of capital losses is subject to limitations.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL INCLUDING THE AMENDMENT AND THE REVERSE STOCK SPLIT.

Vote Required

If a quorum is present, approval of the Reverse Stock Split Proposal requires that a majority of the voting power of all of our outstanding common stock is cast “FOR” approval.

OTHER MATTERS

General

All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary or by e-mail to Investor Relations, ir@aveanna.com. Interested parties may also communicate with our Board by calling our Secretary at (770) 441-1580. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board of Directors, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2024 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must comply with our Amended Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than December 2, 2023 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Amended Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between close of business on January 11, 2024 and close of business on February 10, 2024, provided however, if and only if the 2024 Annual Meeting is not scheduled to be held between April 10, 2024 and July 19, 2024, such stockholder’s notice must be delivered to our Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company. The advance notice of the nomination of persons for election as directors or to introduce an item of business at an annual meeting of stockholders must contain certain information specified in our Amended Bylaws, including information concerning the nominee or item of business and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Amended Bylaws; please refer to the full text of our Amended Bylaws for additional information. In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than March 11, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after February 14, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the Notice or annual proxy materials and the 2022 Annual Report. If the household received a printed set of proxy materials and the 2022 Annual Report by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Notice or proxy materials and Annual Report at the same address or if you are receiving multiple copies of the Notice or proxy materials at the same address and wish to receive a single copy, you may do so at any time prior to thirty days before the mailing of the Notice or proxy materials, which typically are mailed in April of each year, by notifying us in writing at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, attn Investor Relations, by phone at (770) 441-1580 or by e-mail at ir@aveanna.com. You also may request additional copies of the Notice or proxy materials and 2022 Annual Report by notifying us in writing or by telephone at the same addresses or telephone number, and we undertake to deliver such materials promptly.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley

Chairman

Appendix A

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

AVEANNA HEALTHCARE HOLDINGS INC.

Aveanna Healthcare Holdings Inc. (the “Corporation”), a Delaware corporation, does hereby certify that:

FIRST:    The certificate of incorporation of the Corporation is hereby amended by adding the following paragraph to the end of Article IV, Part I thereof:

“Effective immediately upon the effectiveness of the Certificate of Amendment adding this paragraph to Article IV, Part I of this Second Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), each five (5) to twenty (20) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (the “Old Certificate”) is surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the reclassification and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.”

SECOND:    The amendment set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD:    On _______ __, 2023, the Board of Directors of the Corporation determined that each ________ (__) shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment. The Corporation publicly announced this ratio on _______ __, 2023.

FOURTH:    This Certificate of Amendment shall be effective on _______ __, 2023 at __:__ _.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed and acknowledged this Certificate of Amendment on ________, 2023.

AVEANNA HEALTHCARE HOLDINGS INC.

By:
Name:
Title:

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/AVAH
•	Cast your vote online
•	Have your Proxy Card ready
•	Follow the simple instructions to record your vote
PHONE Call 1-866-460-4193
•	Use any touch-tone telephone
•	Have your Proxy Card ready
•	Follow the simple recorded instructions
MAIL
•	Mark, sign and date your Proxy Card
•	Fold and return your Proxy Card in the postage-paid envelope provided

Aveanna Healthcare Holdings Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 13, 2023

TIME:	Wednesday, May 10, 2023 9:30 AM, Eastern Time

PLACE:	Renaissance Atlanta Waverly Hotel & Convention Center
2450 Galleria Parkway, Atlanta, GA 30339

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rodney D. Windley and Jeff Shaner (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Aveanna Healthcare Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Aveanna Healthcare Holdings Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.  To elect the three Class II director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2026 Annual Meeting of the Company’s stockholders.

	FOR	WITHHOLD
1.01 Rodney D. Windley	☐	☐		FOR

1.02 Christopher R. Gordon	☐	☐		FOR

1.03 Steven E. Rodgers	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023.	☐	☐	☐	FOR

3. To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement.	☐	☐	☐	FOR

4.  To approve an amendment to our second amended and restated certificate of incorporation (the “Charter”), in the form set forth on Appendix A attached to the accompanying Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock at any time prior to December 29, 2023, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

	☐	☐	☐	FOR

5. To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. The undersigned hereby acknowledges receipt of (i) the Company’s 2022 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated March 31, 2023.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date